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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Wyndham Hotels & Resorts, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF 2020 ANNUAL MEETING
OF STOCKHOLDERS AND
PROXY STATEMENT

Wyndham Hotels & Resorts, Inc.
22 Sylvan Way
Parsippany, New Jersey 07054

March 31, 2020

Dear Fellow Stockholder:

On behalf of the entire Board, we are pleased to invite you to attend the 2020 annual meeting of stockholders to be held on Tuesday, May 12, 2020 at 11:30 a.m. Eastern Time. We intend to hold our annual meeting in person at Wyndham Hotels & Resorts, Inc., 22 Sylvan Way, Parsippany, New Jersey 07054 if possible. However, in light of the evolving coronavirus (COVID-19) situation and to assist in protecting the health and well-being of our stockholders and team members, we may decide to hold the meeting solely by means of remote communication (i.e., a virtual-only meeting) or in a different location or may impose additional procedures or limitations on meeting attendees. We plan to announce any such updates in additional proxy materials filed with the SEC and on our investor website, www.investor.wyndhamhotels.com under Investor Resources/Shareholder Services. We encourage you to check this website prior to the meeting if you plan to attend.

We accomplished a tremendous amount in 2019, capping off the year by delivering solid rooms growth, revenue growth, adjusted EBITDA* and adjusted diluted EPS* growth and continuing to return capital to you by repurchasing 4.5 million of our shares and paying cash dividends of $112 million. We could not be prouder of all of our team members who were critical to our accomplishment of key strategic goals in 2019, including completion of the integration of La Quinta and driving quality net rooms growth, all the while remaining focused on growing our business.

We also took steps in furtherance of our commitment to fostering a values-driven culture and to being a socially responsible partner in the communities where we live, work and serve, and we were recognized for our efforts. From launching our first ever green certification program for owners and operators, to working with our industry to stop human trafficking, to being named by Ethisphere as one of the World's Most Ethical Companies in 2019 and 2020, to earning our second perfect score in the Human Rights Campaign's Best Places to Work for LGBTQ Equality in 2020, we could not have achieved this without the support and dedication of our team members worldwide.

While we are pleased with our performance and accomplishments in 2019, we, along with our peers and other businesses worldwide, have been significantly impacted by the unprecedented circumstances created by the COVID-19 outbreak. As previously reported, we have taken steps to mitigate the impact of the outbreak including: the suspension of the CEO's salary and our Board of Directors cash-based compensation indefinitely, the suspension of share repurchases, workforce reductions, salary reductions and reduced-hour work weeks for team members, and reductions across all discretionary and capital expenditure spend wherever possible. We will continue to monitor the rapidly evolving circumstances. During this extraordinary time, our priority remains on the health and safety of our team members, owners and guests, especially those most affected by the outbreak. We are also grateful to all of the heroic doctors, nurses, researchers, public servants and others who are fighting to meet this overwhelming challenge.

We would also like to acknowledge the Right Honourable Brian Mulroney who retired from our Board of Directors in August 2019 after nearly twenty-two years with Wyndham Hotels and its predecessors, and we thank him for his dedication, guidance and leadership during his tenure with us. In connection with Mr. Mulroney's retirement, we welcomed Ronald L. Nelson to the Board, whose significant leadership, experience and expertise further enhance the depth of our talented Board.

As described in the accompanying proxy statement, our Compensation Committee works to ensure that executive pay and performance are appropriately aligned to incentivize management to increase stockholder value.

We encourage you to read the proxy statement carefully for more information. Your vote is very important. Whether or not you plan to attend the 2020 annual meeting, please cast your vote as soon as possible. We look forward to continuing our dialogue in the future and we, along with our outstanding executive team and team members worldwide, remain committed to creating even greater value for you.

Very truly yours,

Stephen P. Holmes Chairman of the Board	Geoffrey A. Ballotti President and Chief Executive Officer

*
Please see Appendix A to the proxy statement for information on non-GAAP reconciliations and cautionary language regarding forward-looking statements.

WYNDHAM HOTELS & RESORTS, INC.

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

March 31, 2020

Date:	Tuesday, May 12, 2020
Time:	11:30 a.m. Eastern Time
Place:	Wyndham Hotels & Resorts, Inc.* 22 Sylvan Way Parsippany, New Jersey 07054

Purposes of the meeting:

•
to elect three Class II Directors for a term expiring at the 2021 annual meeting, with each Director to serve until such Director's successor is elected and qualified or until such Director's earlier resignation, retirement, disqualification or removal;

•
to vote on amendments to our Amended and Restated Certificate of Incorporation ("Certificate of Incorporation") to eliminate supermajority voting requirements relating to (a) amendments to our Certificate of Incorporation and Amended and Restated By-Laws ("By-Laws") and (b) the removal of Directors;

•
to vote on an advisory resolution to approve our executive compensation program;

•
to vote on a proposal to ratify the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2020; and

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to transact any other business that may be properly brought before the meeting or any adjournment or postponement of the meeting.

The matters specified for voting above are more fully described in the attached proxy statement. Only our stockholders of record at the close of business on March 17, 2020 will be entitled to notice of and to vote at the meeting and any adjournments or postponements for which no new record date is set.

Who may attend the meeting:

Only stockholders, persons holding proxies from stockholders, invited representatives of the media and financial community and other guests of Wyndham Hotels & Resorts, Inc. may attend the meeting.

What to bring:

All persons attending the meeting must bring photo identification such as a valid driver's license or passport for purposes of personal identification. If you are a stockholder of record, you will also need to bring your Notice, proxy card or proof of your stock ownership as of the record date.

*
We intend to hold our annual meeting in person if possible. However, in light of the evolving coronavirus (COVID-19) situation and to assist in protecting the health and well-being of our stockholders and team members, we may decide to hold the meeting solely by means of remote communication (i.e., a virtual-only meeting) or in a different location or may impose additional procedures or limitations on meeting attendees. We plan to announce any such updates in additional proxy materials filed with the SEC and on our investor website, www.investor.wyndhamhotels.com under Investor Resources/Shareholder Services. We encourage you to check this website prior to the meeting if you plan to attend.

If your shares are held in the name of a broker, trust, bank or other nominee, you will also need to bring a proxy, letter or recent account statement from that broker, trust, bank or nominee that confirms that you are the beneficial owner of those shares.

Record Date:

March 17, 2020 is the record date for the meeting. This means that owners of Wyndham Hotels & Resorts, Inc. common stock at the close of business on that date are entitled to:

•
receive notice of the meeting; and

•
vote at the meeting and any adjournments or postponements of the meeting for which no new record date is set.

Information About the Notice of Internet Availability of Proxy Materials:

Instead of mailing a printed copy of our proxy materials, including our Annual Report, to all of our stockholders, we provide access to these materials in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials as well as the costs associated with mailing these materials to all stockholders. Accordingly, on or about March 31, 2020, we will begin mailing a Notice to all stockholders as of March 17, 2020, and will post our proxy materials on the website referenced in the Notice. As more fully described in the Notice, stockholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Householding Information:

We have adopted a procedure approved by the Securities and Exchange Commission called householding. Under this procedure, stockholders of record who have the same address and last name and have not previously requested electronic delivery of proxy materials will receive a single envelope containing the Notices for all stockholders having that address. The Notice for each stockholder will include that stockholder's unique control number needed to vote his or her shares. This procedure will reduce our printing costs and postage fees.

If you do not wish to participate in householding and prefer to receive your Notice in a separate envelope, please contact Broadridge Financial Solutions by calling their toll-free number at (866) 540-7095 or through Broadridge Financial Solutions, Attn.: Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

For those stockholders who have the same address and last name and who request to receive a printed copy of the proxy materials by mail, we will send only one copy of such materials to each address unless one or more of those stockholders notifies us, in the same manner described above, that they wish to receive a printed copy for each stockholder at that address.

Beneficial stockholders may request information about householding from their banks, brokers or other holders of record.

Proxy Voting:

Your vote is important. Please vote your proxy promptly so your shares are represented, even if you plan to attend the annual meeting. You may vote by Internet, by telephone or by requesting a printed copy of the proxy materials and using the enclosed proxy card. You may also vote in person at the annual meeting.

Our proxy tabulator, Broadridge Financial Solutions, must receive any proxy that will not be delivered in person at the annual meeting by 11:59 p.m. Eastern Time on Monday, May 11, 2020. If you have shares of common stock credited to your account under the Wyndham Hotel Group Employee Savings Plan, the trustee must receive your voting instructions by 11:59 p.m. Eastern Time on Thursday, May 7, 2020.

By order of the Board of Directors,

Paul F. Cash Corporate Secretary

i

ii

WYNDHAM HOTELS & RESORTS, INC.

PROXY STATEMENT

The enclosed proxy materials are provided to you at the request of the Board of Directors of Wyndham Hotels & Resorts, Inc. (the "Board") to encourage you to vote your shares at our 2020 annual meeting of stockholders. This proxy statement contains information on matters that will be presented at the meeting and is provided to assist you in voting your shares. References in this proxy statement to "we," "us," "our," "Wyndham Hotels" and the "Company" refer to Wyndham Hotels & Resorts, Inc. and our consolidated subsidiaries.

References in this proxy statement to "Wyndham Worldwide" refer to Wyndham Worldwide Corporation and its consolidated subsidiaries prior to the consummation of the spin-off. References to "Wyndham Destinations" refer to Wyndham Destinations, Inc. and its consolidated subsidiaries. References to the "spin-off" refer to the spin-off completed by Wyndham Worldwide effective June 1, 2018 resulting in its principal businesses becoming two separate, publicly traded companies, Wyndham Hotels and Wyndham Destinations.

Our Board made these materials available to you over the Internet or, upon your request, mailed you printed versions of these materials in connection with our 2020 annual meeting. We will mail a Notice of Internet Availability of Proxy Materials ("Notice") to our stockholders beginning on or about March 31, 2020 and will post our proxy materials on our website referenced in the Notice on that same date. We are, on behalf of our Board, soliciting your proxy to vote your shares at our 2020 annual meeting. We solicit proxies to give all stockholders of record an opportunity to vote on matters that will be presented at the annual meeting.

FREQUENTLY ASKED QUESTIONS

When and where will the annual meeting be held?

The annual meeting will be held on Tuesday, May 12, 2020 at 11:30 a.m. Eastern Time. We intend to hold our annual meeting in person at Wyndham Hotels & Resorts, Inc., 22 Sylvan Way, Parsippany, New Jersey 07054 if possible. However, in light of the evolving coronavirus (COVID-19) situation and to assist in protecting the health and well-being of our stockholders and team members, we may decide to hold the meeting solely by means of remote communication (i.e., a virtual-only meeting) or in a different location or may impose additional procedures or limitations on meeting attendees. We plan to announce any such updates in additional proxy materials filed with the SEC and on our investor website, www.investor.wyndhamhotels.com under Investor Resources/Shareholder Services. We encourage you to check this website prior to the meeting if you plan to attend.

What am I being asked to vote on at the meeting?

You are being asked to vote on the following:

•
the election of three Class II Directors for a term expiring at the 2021 annual meeting of stockholders, with each Director to serve until such Director's successor is elected and qualified or until such Director's earlier resignation, retirement, disqualification or removal;

•
the amendment of our Certificate of Incorporation to eliminate supermajority voting requirements relating to (a) the amendment of our Certificate of Incorporation and By-Laws and (b) the removal of Directors;

•
the advisory approval of our executive compensation program;

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the ratification of the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2020; and

•
to transact any other business that may be properly brought before the meeting or any adjournment or postponement of the meeting.

We are not aware of any other matters that will be brought before the stockholders for a vote at the annual meeting. If any other matters are properly presented for a vote, the individuals named as proxies will have discretionary authority to the extent permitted by law to vote on such matters according to their best judgment.

Who may vote and how many votes does a stockholder have?

All holders of record of our common stock as of the close of business on March 17, 2020 (the "record date") are entitled to vote at the meeting. Each stockholder will have one vote for each share of our common stock held as of the close of business on the record date. As of the record date, 93,106,879 shares of our common stock were outstanding. There is no cumulative voting and the holders of our common stock vote together as a single class.

How many votes must be present to hold the meeting?

The holders of a majority of the outstanding shares of our common stock entitled to vote at the meeting, or 46,553,440 shares, also known as a quorum, must be present in person or by proxy at the meeting in order to constitute a quorum necessary to conduct the meeting. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting.

We urge you to vote by proxy even if you plan to attend the meeting so that we will know as soon as possible that a quorum has been achieved.

What is a broker non-vote?

A broker non-vote occurs when a broker or other nominee submits a proxy that states that the broker does not vote for some of the proposals because the broker has not received instructions from the beneficial owner on how to vote on the proposals and does not have discretionary authority to vote in the absence of instructions.

How do I vote?

Even if you plan to attend the meeting you are encouraged to vote by proxy.

If you are a stockholder of record, also known as a registered stockholder, you may vote in one of the following ways:

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by telephone by calling the toll-free number (800) 690-6903 (have your Notice or proxy card in hand when you call);

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by Internet at http://www.proxyvote.com (have your Notice or proxy card in hand when you access the website);

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if you received (or requested and received) a printed copy of the annual meeting materials, by returning the enclosed proxy card (signed and dated) in the envelope provided; or

•
in person at the annual meeting (please see below under How do I attend the meeting?).

If your shares are registered in the name of a bank, broker or other nominee, follow the proxy instructions on the form you receive from the bank, broker or other nominee. You may also vote in person at the annual meeting – please see below under How do I attend the meeting?

When you vote by proxy, your shares will be voted according to your instructions. If you sign your proxy card or vote by Internet or by telephone but do not specify how you want your shares to be voted, they will be voted as the Board recommends.

What if I am a participant in the Wyndham Hotel Group Employee Savings Plan?

For participants in the Wyndham Hotel Group Employee Savings Plan with shares of our common stock credited to their accounts, voting instructions for the trustees of the plan are also being solicited through this proxy statement. In accordance with the provisions of the plan, the trustee will vote shares of our common stock in accordance with instructions received from the participants to whose accounts the shares are credited. If you do not instruct the plan trustee on how to vote the shares of our common stock credited to your account, the trustee will vote those shares in proportion to the shares for which instructions are received.

How does the Board recommend that I vote?

The Board recommends the following votes:

•
FOR the election of each of the Director nominees,

•
FOR each of the proposals to amend our Certificate of Incorporation to eliminate supermajority voting requirements,

•
FOR the advisory approval of our executive compensation program, and

•
FOR the ratification of the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2020.

How many votes are required to approve each proposal?

In the election of Directors, Directors are elected by a majority of the votes cast at the annual meeting, meaning that the number of shares voted "for" a Director must exceed the number of shares withheld from such Director's election. Abstentions and broker non-votes will have no effect on the outcome of the vote.

For each of the proposals to amend our Certificate of Incorporation, the affirmative vote of the holders of 80% of the outstanding shares of our common stock entitled to vote at the meeting will be required for approval. Abstentions and broker non-votes will have the effect of a vote against these proposals.

For each of the other proposals, the affirmative vote of the holders of a majority of the shares represented at the meeting in person or by proxy and entitled to vote on the proposal will be required for approval. Abstentions will have the effect of a vote against any of these proposals. Broker non-votes will have no effect on the outcome of these proposals.

If your shares are registered in the name of a bank, broker or other financial institution and you do not give your broker or other nominee specific voting instructions for your shares, under the rules of the New York Stock Exchange ("NYSE"), your record holder has discretion to vote your shares on the ratification of auditor proposal but does not have discretion to vote your shares on any of the other proposals. Your broker, bank or other financial institution will not be permitted to vote on your behalf on the election of Director nominees, the amendments to the Certificate of Incorporation or the advisory vote on executive compensation unless you provide specific instructions before the date of the annual meeting by completing and returning the voting instruction or proxy card or following the instructions provided to you to vote your shares by telephone or the Internet.

How do I attend the meeting?

You must bring with you a photo identification such as a valid driver's license or passport for personal identification. If you are a stockholder of record, you will need to bring your Notice, proxy card or proof of your stock ownership as of the record date.

If your shares are held in the name of a broker, trust, bank or other nominee, you will also need to bring a proxy, letter or recent account statement from that broker, trust, bank or nominee that confirms that you are the beneficial owner of those shares.

Can I change or revoke my vote?

You may change or revoke your proxy at any time prior to voting at the meeting by submitting a later dated proxy, by entering new instructions by Internet or telephone, by giving timely written notice of such change or revocation to the Corporate Secretary or by attending the meeting and voting in person and requesting that your prior proxy not be used.

How are proxies solicited?

We retained Innisfree M&A Incorporated to advise and assist us in soliciting proxies at a cost of $20,000 plus reasonable expenses. Proxies may also be solicited by our Directors, officers and employees personally, by mail, telephone or electronic means. We will pay all costs relating to the solicitation of proxies. We will also reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses in forwarding proxy materials to beneficial owners of our common stock.

How do I make a stockholder proposal for the 2021 meeting?

Stockholders interested in presenting a proposal for inclusion in our proxy statement and proxy relating to our 2021 annual meeting may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). To be eligible for inclusion in next year's proxy statement, stockholder proposals must be received by the Corporate Secretary at our principal executive offices no later than the close of business on December 1, 2020.

In general, any stockholder proposal to be considered at next year's annual meeting but not included in the proxy statement must be submitted in accordance with the procedures set forth in our By-Laws. Notice of any such proposal must be submitted in writing to and received by the Corporate Secretary at our principal executive offices not earlier than January 12, 2021 and not later than February 11, 2021. However, if the date of the 2021 annual meeting is not within 30 days before or after May 12, 2021 then a stockholder will be able to submit a proposal for consideration at the annual meeting not later than the close of business on the 10th day following the day on which public disclosure of the date of the annual meeting is made or such notice of the date of such annual meeting was mailed whichever occurs first. Our By-Laws require that such notice be updated as necessary as of specified dates prior to the annual meeting. Any notification to bring any proposal before an annual meeting must comply with the requirements of our By-Laws as to proper form. A stockholder may obtain a copy of our By-Laws on our investor website, www.investor.wyndhamhotels.com under the Corporate Governance/Governance Documents page, or by writing to our Corporate Secretary.

Stockholders may also nominate Directors for election at an annual meeting. To nominate a Director stockholders must comply with provisions of applicable law and our By-Laws. The Corporate Governance Committee will also consider stockholder recommendations for candidates to the Board sent to the Committee c/o the Corporate Secretary. See below under Director Nomination Process for information regarding nomination or recommendation of a Director.

GOVERNANCE OF THE COMPANY

Strong corporate governance is an integral part of our core values. Our Board is committed to having sound corporate governance principles and practices. Please visit our investor website at www.investor.wyndhamhotels.com under the Corporate Governance/Governance Documents page, which can be reached by clicking on the Corporate Governance link, followed by the Governance Documents link, for the Board's Corporate Governance Guidelines and Director Independence Criteria, the Board-approved charters for the Audit, Compensation and Corporate Governance Committees and related information. These guidelines and charters may also be obtained by writing to our Corporate Secretary at Wyndham Hotels & Resorts, Inc., 22 Sylvan Way, Parsippany, New Jersey 07054.

Corporate Governance Guidelines

Our Board adopted Corporate Governance Guidelines that, along with the charters of the Board Committees, Director Independence Criteria and Code of Business Conduct and Ethics for Directors, provide the framework for our governance. The governance rules for companies listed on the NYSE and those contained in the Securities and Exchange Commission (the "SEC") rules and regulations are reflected in the guidelines. The Board reviews these principles and other aspects of governance periodically. The Corporate Governance Guidelines are available on the Corporate Governance/Governance Documents page of our investor website at www.investor.wyndhamhotels.com.

Director Independence Criteria

The Board adopted the Director Independence Criteria set out below for its evaluation of the materiality of Director relationships with us. The Director Independence Criteria contain independence standards that exceed the independence standards specified in the listing standards of the NYSE. The Director Independence Criteria are available on the Corporate Governance/Governance Documents page of our investor website at www.investor.wyndhamhotels.com.

A Director who satisfies all of the following criteria shall be presumed to be independent under our Director Independence Criteria:

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Wyndham Hotels does not currently employ and has not within the last three years employed the Director or any of his or her immediate family members (except in the case of immediate family members, in a non-executive officer capacity).

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The Director is not currently and has not within the last three years been employed by Wyndham Hotels' present auditors nor has any of his or her immediate family members been so employed (except in a non-professional capacity not involving Wyndham Hotels' business).

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Neither the Director nor any of his or her immediate family members is or has been within the last three years part of an interlocking directorate in which an executive officer of Wyndham Hotels serves on the compensation or equivalent committee of another company that employs the Director or his or her immediate family member as an executive officer.

•
The Director is not a current employee nor is an immediate family member a current executive officer of a company that has made payments to or received payments from Wyndham Hotels for property or services in an amount in any of the last three fiscal years exceeding the greater of $750,000 or 1% of such other company's consolidated gross revenues.

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The Director currently does not have and has not had within the past three years a personal services contract with Wyndham Hotels or its executive officers.

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The Director has not received and the Director's immediate family member has not received during any twelve-month period within the last three years more than $100,000 in direct compensation from Wyndham Hotels other than Board fees.

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The Director is not currently an officer or director of a foundation or other non-profit organization to which Wyndham Hotels within the last three years gave directly or indirectly through the provision of services more than the greater of 2% of the consolidated gross revenues of such organization during any single fiscal year or $1,000,000.

Guidelines for Determining Director Independence

Our Corporate Governance Guidelines and Director Independence Criteria provide for director independence standards that meet or exceed those of the NYSE. Our Board is required under NYSE rules to affirmatively determine that each independent Director has no material relationship with Wyndham Hotels other than as a Director.

In accordance with these standards and criteria, the Board undertook its annual review of the independence of its Directors. During this review, the Board considered whether there are any relationships or related party transactions between each Director, any member of his or her immediate family or other affiliated entities and us and our subsidiaries. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the Director is independent.

The Board follows a number of procedures to review related party transactions. We maintain a written policy governing related party transactions that requires Board approval of related party transactions exceeding $120,000. Each Board member answers a questionnaire designed to disclose conflicts and related party transactions. We also review our internal records for related party transactions. Based on a review of these standards and materials, none of our independent Directors had or has any relationship with us other than as a Director.

As a result of its review, the Board affirmatively determined that the following Directors are independent of us and our management as required by the NYSE listing standards and the Director Independence Criteria: Myra J. Biblowit, James E. Buckman, Bruce B. Churchill, Mukul V. Deoras, Ronald L. Nelson and Pauline D.E. Richards.

Committees of the Board

The following describes our Board committees and related matters. The composition of the committees is provided immediately after.

Audit Committee

Responsibilities include:

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appoints our independent registered public accounting firm to perform an integrated audit of our consolidated financial statements and internal control over financial reporting;

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pre-approves all services performed by our independent registered public accounting firm;

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provides oversight on the external reporting process and the adequacy of our internal controls;

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reviews the scope, planning, staffing and budgets of the audit activities of the independent registered public accounting firm and our internal auditors;

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reviews services provided by our independent registered public accounting firm and other disclosed relationships as they bear on the independence of our independent registered public accounting firm and provides oversight on hiring policies with respect to employees or former employees of the independent auditor; and

•
maintains procedures for the receipt, retention and resolution of complaints regarding accounting, internal controls and auditing matters.

All members of the Audit Committee are independent Directors under the Board's Director Independence Criteria and applicable regulatory and listing standards. The Board in its business judgment determined that each member of the Audit Committee is financially literate, knowledgeable and qualified to review financial statements in accordance with applicable listing standards. The Board also determined that Bruce B. Churchill, Ronald L. Nelson and Pauline D.E. Richards are audit committee financial experts within the meaning of applicable SEC rules.

The Audit Committee Charter is available on the Corporate Governance/Governance Documents page of our investor website at www.investor.wyndhamhotels.com.

Audit Committee Report

The Audit Committee of the Board of Directors assists the Board in fulfilling its oversight responsibilities for the external financial reporting process and the adequacy of Wyndham Hotels' internal controls. Specific responsibilities of the Audit Committee are set forth in the Audit Committee Charter adopted by the Board. The Charter is available on the Corporate Governance/Governance Documents page of our investor website at www.investor.wyndhamhotels.com.

The Audit Committee is comprised of five Directors, all of whom meet the standards of independence adopted by the NYSE and the SEC. The Audit Committee appoints, compensates and oversees the services performed by Wyndham Hotels' independent registered public accounting firm. The Audit Committee approves in advance all services to be performed by Wyndham Hotels' independent registered public accounting firm in accordance with SEC rules and the Audit Committee's established policy for pre-approval of all audit services and permissible non-audit services, subject to the de minimis exceptions for non-audit services.

Management is responsible for Wyndham Hotels' financial reporting process including our system of internal controls and for the preparation of consolidated financial statements in compliance with generally accepted accounting principles, applicable laws and regulations. In addition, management is responsible for establishing, maintaining and assessing the effectiveness of Wyndham Hotels' internal control over financial reporting. Deloitte & Touche LLP ("Deloitte"), Wyndham Hotels' independent registered public accounting firm, is responsible for expressing an opinion on Wyndham Hotels' consolidated financial statements and the effectiveness of Wyndham Hotels' internal control over financial reporting. The Audit Committee reviewed and discussed Wyndham Hotels' 2019 Annual Report on Form 10-K, including the audited consolidated financial statements of Wyndham Hotels for the year ended December 31, 2019, with management and Deloitte. It is not the Audit Committee's duty or responsibility to conduct auditing or accounting reviews or procedures.

The Audit Committee also discussed with Deloitte matters required to be discussed by applicable standards and rules of the Public Company Accounting Oversight Board (the "PCAOB") and the SEC. The Audit Committee also received the written disclosures and the letter from Deloitte required by applicable standards and rules of the PCAOB, including those required by Auditing Standard No. 1301, Communications with Audit Committees, and the SEC regarding Deloitte's communications with the Audit Committee concerning independence, and discussed with Deloitte its independence.

The Audit Committee also considered whether the permissible non-audit services provided by Deloitte to Wyndham Hotels are compatible with Deloitte maintaining its independence. The Audit Committee satisfied itself as to the independence of Deloitte.

Based on the Audit Committee's review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Wyndham Hotels' Annual Report on Form 10-K for the year ended December 31, 2019.

AUDIT COMMITTEE

Pauline D.E. Richards (Chair)
James E. Buckman
Bruce B. Churchill
Mukul V. Deoras
Ronald L. Nelson

Compensation Committee

Responsibilities include:

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provides oversight on our executive compensation program consistent with corporate objectives and stockholder interests;

•
reviews and approves Chief Executive Officer ("CEO") and other senior management compensation;

•
approves grants of long-term incentive awards and our senior executives' annual incentive compensation under our compensation plans; and

•
reviews and considers the independence of advisers to the Committee.

For additional information regarding the Compensation Committee's processes and procedures see below under Executive Compensation – Compensation Discussion and Analysis – Compensation Committee Matters.

All members of the Compensation Committee are independent Directors under the Board's Director Independence Criteria and applicable regulatory and listing standards.

The Compensation Committee Report is provided below under Executive Compensation. The Compensation Committee Charter is available on the Corporate Governance/Governance Documents page on our investor website at www.investor.wyndhamhotels.com.

Compensation Committee Interlocks and Insider Participation

During 2019, Ms. Biblowit, Mr. Buckman and Mr. Churchill served on our Compensation Committee. The Right Honourable Brian Mulroney also served on the Compensation Committee until his retirement on August 13, 2019. There are no compensation committee interlocks between Wyndham Hotels and other entities involving our executive officers and Directors.

Corporate Governance Committee

Responsibilities include:

•
recommends to the Board nominees for election to the Board;

•
reviews principles, policies and procedures affecting Directors and the Board's operation and effectiveness;

•
provides oversight on the evaluation of the Board and its effectiveness; and

•
reviews and makes recommendations on Director compensation.

All members of the Corporate Governance Committee are independent Directors under the Board's Director Independence Criteria and applicable regulatory and listing standards.

The Corporate Governance Committee Charter is available on the Corporate Governance/Governance Documents page on our investor website at www.investor.wyndhamhotels.com.

Executive Committee

The Executive Committee may exercise all of the authority of the Board when the Board is not in session, except that the Executive Committee does not have the authority to take any action which legally or under our internal governance policies may be taken only by the full Board.

Committee Membership

The following chart provides the current committee membership and the number of meetings that each committee held during 2019.

Director	Audit Committee	Compensation Committee	Governance Committee	Executive Committee

Geoffrey A. Ballotti				M

Myra J. Biblowit		M	C

James E. Buckman	M	M		M

Bruce B. Churchill	M	C

Mukul V. Deoras	M		M

Stephen P. Holmes				C

Ronald L. Nelson*	M		M

Pauline D.E. Richards	C		M

Number of Meetings in 2019	8	5	4	2

 C = Chair
 M = Member

*
Mr. Nelson was appointed to the Board on August 13, 2019 to fill the vacancy created by the retirement of The Right Honourable Brian Mulroney as of the same date. During 2019, Mr. Mulroney served as the Chair of the Compensation Committee and as a member of the Governance Committee until his retirement.

The Board held four meetings during 2019. Each Director attended at least 75% of the meetings of the Board and the committees of the Board on which the Director served while in office.

Directors fulfill their responsibilities not only by attending Board and committee meetings but also through communication with the Non-Executive Chairman, Lead Director, CEO and other members of management relative to matters of interest and concern to Wyndham Hotels.

Board Leadership Structure

Under our current Board leadership structure, the roles of Chairman and CEO are held by two different individuals. Mr. Holmes, the former CEO of Wyndham Worldwide, serves as our Non-Executive Chairman, while Mr. Ballotti serves as our President and CEO. The Board believes that Mr. Holmes is able to serve as a highly effective Non-Executive Chairman due to his strong leadership skills and his extensive knowledge of our operations and the markets in which we compete. As the former CEO of Wyndham Worldwide, Mr. Holmes is not independent under NYSE rules. Therefore, we also appointed an independent Lead Director to ensure that Wyndham Hotels benefits from effective independent oversight as described below under Lead Director.

One of the key responsibilities of the Board is to review our strategic direction and hold management accountable for the execution of strategy once it is developed. The Board believes that the separation of the roles of the Chairman and the CEO is in the best interests of stockholders at this time because it allows our CEO to focus on the execution of our business strategy, growth and development, while our Non-Executive Chairman oversees our Board. In addition, our independent Lead Director provides us with independent oversight as further described below.

Lead Director

Mr. Buckman, an independent Director, has served as the Board's Lead Director since August 2019. The Right Honourable Brian Mulroney previously served in this role until his retirement from the Board on August 13, 2019. The Lead Director acts as a liaison with the Non-Executive Chairman in consultation with the other Directors; chairs executive sessions of the independent Directors and provides feedback to the Non-Executive Chairman; chairs meetings of the Board in the absence of the Non-Executive Chairman; and reviews in advance and consults with the Non-Executive Chairman regarding the schedule and agenda for all Board meetings as well as the materials distributed to Directors in connection with such meetings.

Oversight of Risk Management

The Board has an active role, as a whole and at the committee level, in providing oversight with respect to management of our risks. The Board focuses on the most significant risks facing us and our general risk management strategy and seeks to ensure that risks undertaken by us are consistent with a level of risk that is appropriate for our Company and aligned with the achievement of our business objectives and strategies.

The Board regularly reviews information regarding risks associated with our finances, credit and liquidity; our business, operations and strategy; legal, regulatory and compliance matters; and reputational exposure. The Audit Committee provides oversight on our programs for risk assessment and risk management, including with respect to financial accounting and reporting, internal audit services, information technology, cybersecurity and compliance. The Compensation Committee provides oversight on our assessment and management of risks relating to our executive compensation. The Corporate Governance Committee provides oversight on our management of risks associated with the independence of the Board and potential conflicts of interest. While each committee is responsible for providing oversight with respect to the management of risks, the entire Board is regularly informed about our risks through committee reports and management presentations.

While the Board and the committees provide oversight with respect to our risk management, our CEO and other senior management are primarily responsible for day-to-day risk management analysis and mitigation and report to the full Board or the relevant committee regarding risk management. Our leadership structure, with Mr. Holmes serving as our Non-Executive Chairman and with Mr. Ballotti serving as a Director, enhances the Board's effectiveness in risk oversight due to their extensive knowledge of our industry, business and operations and facilitates the Board's oversight of key risks. We believe this division of responsibility and leadership structure is the most effective approach for addressing our risk management.

Executive Sessions of Non-Management and Independent Directors

The Board meets regularly without any members of management present. Our Lead Director presides at these sessions. Our independent Directors also meet in executive session at least twice per year. The Lead Director chairs these sessions of independent directors.

Communications with the Board and Directors

Stockholders and other parties interested in communicating directly with the Board, our non-management Directors as a group, our independent Directors as a group or any individual Director may do so by writing our Corporate Secretary at Wyndham Hotels & Resorts, Inc., 22 Sylvan Way, Parsippany, New Jersey 07054. Prior to forwarding any correspondence, the Corporate Secretary will review it and in his discretion will not forward correspondence deemed to be of a commercial nature or otherwise not appropriate for review by the Directors.

Director Attendance at Annual Meeting of Stockholders

As provided in the Board's Corporate Governance Guidelines, Directors are expected to attend our annual meeting absent exceptional cause. We expect that all of our current Directors will attend our 2020 annual meeting.

Code of Business Conduct and Ethics

The Board maintains a Code of Business Conduct and Ethics for Directors with ethics guidelines specifically applicable to Directors. In addition, we maintain Business Principles applicable to all our associates, including our CEO, Chief Financial Officer ("CFO") and Chief Accounting Officer.

We will disclose on our website any amendment to or waiver from a provision of our Business Principles or Code of Business Conduct and Ethics for Directors as may be required and within the time period specified under applicable SEC and NYSE rules. The Code of Business Conduct and Ethics for Directors and our Business Principles are available on the Corporate Governance/Governance Documents page of our investor website at www.investor.wyndhamhotels.com. Copies of these documents may also be obtained free of charge by writing to our Corporate Secretary.

Director Nomination Process

Role of Corporate Governance Committee.    The Corporate Governance Committee is responsible for recommending the Director nominees for election to the Board. The Corporate Governance Committee considers the appropriate balance of experience, skills and characteristics required of the Board when considering potential candidates to serve on the Board. Nominees for Director are selected on the basis of their depth and breadth of experience, skills, wisdom, integrity, ability to make independent analytical inquiries, understanding of our business environment and willingness to devote adequate time to Board duties.

The Corporate Governance Committee also focuses on issues of diversity, such as diversity of gender, race and national origin, education, professional experience and differences in viewpoints and skills. The Corporate Governance Committee does not have a formal policy with respect to diversity;

however, the Board and the Corporate Governance Committee believe that it is essential that the Board members represent diverse viewpoints. In considering candidates for the Board, the Corporate Governance Committee considers the entirety of each candidate's credentials in the context of these standards. For the nomination of continuing Directors for re-election, the Corporate Governance Committee also considers the individual's contributions to the Board.

All of our Directors bring to our Board a wealth of executive leadership experience derived from their service as senior executives of large organizations as well as extensive board experience. Certain individual qualifications, experience and skills of our Directors that led the Board to conclude that each nominee or Director should serve as our Director are described below under Election of Directors.

Identification and Evaluation Process.    The process for identifying and evaluating nominees to the Board is initiated by identifying a candidate who meets the criteria for selection as a nominee and has the specific qualities or skills being sought based on input from members of the Board and, if the Corporate Governance Committee deems appropriate, a third-party search firm. These candidates will be evaluated by the Corporate Governance Committee by reviewing the candidates' biographical information and qualifications and checking the candidates' references. Qualified nominees will be interviewed by at least one member of the Corporate Governance Committee. Using the input from the interview and other information it obtains, the Corporate Governance Committee evaluates whether the prospective candidate is qualified to serve as a Director and whether the Corporate Governance Committee should recommend to the Board that the Board nominate the prospective candidate for election by the stockholders or to fill a vacancy on the Board. Mr. Nelson was appointed to the Board following Mr. Mulroney's retirement in August 2019. Mr. Nelson was recommended as a nominee by our Chairman and our Corporate Governance Committee.

Stockholder Recommendations of Nominees.    The Corporate Governance Committee will consider written recommendations from stockholders for nominees for Director. Recommendations should be submitted to the Corporate Governance Committee, c/o the Corporate Secretary, and include at least the following: name of the stockholder and evidence of the person's ownership of our common stock, number of shares owned and the length of time of ownership, name of the candidate, the candidate's resume or a listing of his or her qualifications to be a Director and the person's consent to be named as a Director if selected by the Corporate Governance Committee and nominated by the Board. To evaluate nominees for Directors recommended by stockholders, the Corporate Governance Committee intends to use a substantially similar evaluation process as described above.

Stockholder Nominations and By-Law Procedures.    Our By-Laws establish procedures pursuant to which a stockholder may nominate a person for election to the Board. Our By-Laws are posted on our investor website under Corporate Governance/Governance Documents at www.investor.wyndhamhotels.com. To nominate a person for election to the Board, a stockholder must submit a notice containing all information required by our By-Laws regarding the Director nominee and the stockholder and any associated persons making the nomination, including name and address, number of shares owned, a description of any additional interests of such nominee or stockholder and certain representations regarding such nomination. Our By-Laws require that such notice be updated as necessary as of specified dates prior to the annual meeting. We may require any proposed nominee to furnish such other information as we may require to determine his or her eligibility to serve as a Director. Such notice must be accompanied by the proposed nominee's consent to being named as a nominee and to serve as a Director if elected.

To nominate a person for election to the Board at our annual meeting, written notice of a stockholder nomination must be delivered to our Corporate Secretary not less than 90 nor more than 120 days prior to the anniversary date of the prior year's annual meeting. However, if our annual meeting is advanced or delayed by more than 30 days from the anniversary date of the previous year's meeting, a stockholder's written notice will be timely if it is delivered by no later than the close of business on the 10th day following the day on which public disclosure of the date of the annual meeting is made or the notice of the date of the annual meeting was mailed, whichever occurs first. Our By-Laws require that any such notice be updated as necessary as of specified dates prior to the annual meeting. A stockholder may make nominations of persons for election to the Board at a special meeting if the stockholder delivers written notice to our Corporate Secretary not later than the close of business on the 10th day following the day on which public disclosure of the date such special meeting was made or notice of such special meeting was mailed, whichever occurs first. At a special meeting of stockholders, only such business may be conducted as shall have been brought before the meeting under our notice of meeting.

Compensation of Directors

Non-management Directors receive compensation for Board service designed to compensate them for their Board responsibilities and align their interests with the interests of stockholders. A management Director receives no additional compensation for Board service. The following are certain highlights of our Director compensation program:

•
Emphasis on equity to align Director compensation with our stockholders' long-term interests

•
Annual time-based restricted stock unit ("RSU") grants subject to 4-year vesting

•
Opportunity to defer all cash and equity compensation in the form of deferred stock units ("DSUs") under our deferred compensation plan which are not paid out until the Director's retirement from the Board

  •
  For 2020, 100% of our non-management Directors elected to receive a portion of their total compensation in DSUs to further align their interests with our stockholders for the long term.

•
Limit on annual equity grants under our stockholder-approved equity incentive plan

•
No fees paid per meeting

•
No retirement benefits

•
Robust stock ownership guidelines

Overview.    Our Directors play a critical and active role in overseeing the management of our Company and guiding our strategic direction. Ongoing developments in corporate governance, executive compensation and financial reporting have resulted in increased demand for highly qualified and productive public company directors. The time commitment and the many responsibilities and risks of being a director of a public company of our size and profile require that we provide reasonable compensation that is competitive among our peers and commensurate with our Directors' qualifications, responsibilities and workload. Our non-management directors are compensated based on their specific Board responsibilities, including service as Board Chairman, Lead Director, or Chair or member of key Board committees. Our Board is made up of 8 members total, with 6 independent Directors. All of our independent Directors serve on more than one committee. Our director compensation program is designed to reasonably compensate our non-employee directors for their significant responsibilities, expected time commitment and qualifications.

Peer Review.    In November 2018, the Rewards Solutions practice at Aon plc ("Aon") was engaged to conduct an independent review of our non-management Director compensation program. For this review, Aon used the peer group described below in the Compensation Discussion and Analysis under "Compensation Review and Benchmarking – 2019 Peer Review." The following elements were examined as part of this review: annual board retainers in the form of cash and equity, retainers for chairman and committee service, and prevalence of program features such as non-executive chairman and lead director pay, other compensation in the form of perquisites and benefits, and governance policies such as stock ownership guidelines and stock hedging/pledging. The Committee reviewed the peer group data prepared by our compensation consultant that presented annual retainer fees, average committee pay, and annual equity award value at the 25th, 50th and 75th percentiles and determined that the average total direct compensation of our Directors was aligned with the philosophy of targeting the top quartile of the peer group. Based on peer group data regarding our overall Director compensation program, it was also determined that the value provided from the Company's current Director compensation program is aligned competitively with our peer group and that our program features are consistent with the structure of programs offered by our peers. Upon the recommendation of Aon, the Committee determined not to make any changes to our non-management Director compensation program for 2019, with the exception of reducing the grant date value of the annual equity grant from $150,000 to $100,000 for 2019 to align with pre-spin-off levels of compensation.

Annual Retainer Fees.    The table below describes 2019 annual retainer and committee chair and membership fees for non-management Directors. Our Directors do not receive additional fees for attending Board or committee meetings.

	Cash-Based	Stock-Based	Total
Non-Executive Chairman	$160,000	$160,000	$320,000
Lead Director	$132,500	$132,500	$265,000
Director	$105,000	$105,000	$210,000
Audit Committee chair	$22,500	$22,500	$45,000
Audit Committee member	$12,500	$12,500	$25,000
Compensation Committee chair	$17,500	$17,500	$35,000
Compensation Committee member	$10,000	$10,000	$20,000
Corporate Governance Committee chair	$15,000	$15,000	$30,000
Corporate Governance Committee member	$8,750	$8,750	$17,500
Executive Committee member	$10,000	$10,000	$20,000

The annual Director retainer and committee chair and membership fees are paid on a quarterly basis, 50% in cash and 50% in Wyndham Hotels stock. The requirement for Directors to receive at least 50% of their fees in our equity further aligns their interests with those of our stockholders. The number of shares of stock issued is based on our stock price on the quarterly determination date. Directors may elect to receive the stock-based portion of their fees in the form of common stock or DSUs.

A DSU entitles the Director to receive one share of common stock following the Director's retirement or termination of service from the Board for any reason and is credited with dividend equivalents during the deferral period in the form of additional DSUs. The Director may not sell or receive value from any DSU prior to termination of service. Directors may also elect to defer any cash-based compensation or vested RSUs in the form of DSUs under our Non-Employee Director Deferred Compensation Plan.

Annual Equity Grant.    In February 2019, each non-management Director of Wyndham Hotels was awarded a grant of time-vesting RSUs with a grant date fair value of $100,000 which vests in equal annual increments over a four-year period. RSUs are credited with dividend equivalents subject to the same vesting restrictions as the underlying units.

Benefits and Other Compensation.    We provide up to a three-for-one Company match of a non-management Director's qualifying charitable contributions up to a Company contribution of $75,000 per year from Wyndham Hotels directly to that charitable organization, supporting our core value of caring for our communities.

We maintain a policy to provide our non-management Directors annually with 500,000 Wyndham Rewards Points. These Wyndham Rewards Points have an approximate value of $6,500 and may be redeemed for numerous rewards options including stays at Wyndham properties. This benefit provides our Directors with ongoing, first-hand exposure to our properties and operations, furthering their understanding and evaluation of our business. Directors are permitted to hold up to a maximum of 1,000,000 Wyndham Rewards Points under this policy and for this reason may be granted fewer than 500,000 points in a given year.

Letter Agreement with Mr. Holmes.    In connection with his appointment as Non-Executive Chairman of the Board in June 2018, we entered into a letter agreement with Mr. Holmes, which provides him with an annual retainer of $320,000 payable 50% in cash and 50% in our equity as described above, $18,750 per year for his costs incurred in connection with retaining an administrative assistant, $12,500 per year for the cost of his office space, 50% of the cost of the lease associated with his vehicle through the earlier of the conclusion of the lease term and the conclusion of his service on the Board, and reimbursement for 50% of the cost of his annual health and wellness physical.

2019 Director Compensation Table

The following table describes compensation we paid our non-management Directors for 2019.

Name	Fees Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)		Total ($)(a)

Myra J. Biblowit	130,000	230,000(b)	52,499	(c)	412,499

James E. Buckman	147,813	247,813(b)	81,500	(c)	477,126

Bruce B. Churchill	129,375	229,375(b)	81,436	(c)	440,186

Mukul V. Deoras	126,267	226,250(b)	6,500	(c)	359,017

Stephen P. Holmes	176,360	276,250(b)	47,495	(c)	500,105

The Right Honourable Brian Mulroney	119,063	219,063(b)	247,238	(c)	585,364

Ronald L. Nelson	47,344	47,344(b)	21,500	(c)	116,188

Pauline D.E. Richards	136,351	236,250(b)	41,798	(c)	414,399

(a)
SEC rules require the reporting of charitable matching contributions as compensation to Directors. The below supplemental table is provided to show "All Other Compensation" and "Total" Director compensation excluding charitable matching contributions and donations, which are paid directly to the charitable organization as part of our non-employee Director charitable match program.

  2019 Director Compensation Excluding Charitable Contributions:

Name	Fees Paid in Cash ($)	Stock Awards ($)	All Other Compensation, Excluding Charitable Donations(i) ($)	Total, Excluding Charitable Donations(i)

Ms. Biblowit	130,000	230,000	6,500	366,500

Mr. Buckman	147,813	247,813	6,500	402,126

Mr. Churchill	129,375	229,375	6,436	365,186

Mr. Deoras	126,267	226,250	6,500	359,017

Mr. Holmes	176,360	276,250	47,495	500,105

Mr. Mulroney	119,063	219,063	81,500	419,626

Mr. Nelson	47,344	47,344	6,500	101,188

Ms. Richards	136,351	236,250	5,798	378,399

(i)
Excludes charitable matching donations which are paid by the Company directly to the selected 501(c)(3) organization under our three-for-one Company match program for our non-employee Directors. For Mr. Mulroney, also excludes the charitable donation in recognition of his retirement, as described in footnote (c) below.
(b)
Represents the aggregate grant date fair value of stock awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. Each non-management Director was granted a time-vesting RSU award with a grant date fair value of $100,000 on February 27, 2019 which vests ratably over four years. The remaining amount in each row represents the aggregate grant date fair value of retainer fees paid on a quarterly basis in the form of common stock and/or DSUs.

Total shares of our common stock issuable for unvested Wyndham Hotels RSUs at December 31, 2019 were as follows: Ms. Biblowit, 3,738; Mr. Buckman, 3,738; Mr. Churchill, 3,738; Mr. Deoras, 3,738; Mr. Holmes, 3,738; Mr. Mulroney, 0; Mr. Nelson, 0; and Ms. Richards, 3,738. Total shares of our common stock issuable for Wyndham Hotels DSUs at December 31, 2019 were as follows: Ms. Biblowit, 68,914; Mr. Buckman, 62,287; Mr. Churchill, 4,426; Mr. Deoras, 2,353; Mr. Holmes, 0; Mr. Mulroney, 88,213; Mr. Nelson, 0; and Ms. Richards, 46,922. Mr. Holmes also held 182,284 stock-settled stock appreciation rights ("SSARs") at December 31, 2019.

(c)
The amounts reported in the All Other Compensation column of the 2019 Director Compensation table include the following: The value of Wyndham Rewards Points granted to each Director was as follows: Ms. Biblowit, $6,500; Mr. Buckman, $6,500; Mr. Churchill, $6,436; Mr. Deoras, $6,500; Mr. Holmes, $6,500; Mr. Mulroney, $6,500; Mr. Nelson, $6,500; and Ms. Richards, $1,170. The value of charitable matching contributions made by Wyndham Hotels were as follows: Ms. Biblowit, $45,999; Mr. Buckman, $75,000; Mr. Churchill, 75,000; Mr. Deoras, $0; Mr. Holmes, $0; Mr. Mulroney, $65,738; Mr. Nelson, $15,000; and Ms. Richards, $36,000. For Ms. Richards, this amount also includes $4,628 in life insurance premiums paid by us under a legacy Wyndham Worldwide program.

For Mr. Holmes, the amount reported in the All Other Compensation column of the 2019 Director Compensation table also includes $31,250 reflecting reimbursement for his office space and administrative support and $9,745 for his vehicle lease under the terms of his letter agreement. In addition, on limited occasions, Directors' spouses may accompany Directors on the Company-chartered aircraft when traveling for business purposes, for which there is generally no incremental cost to the Company.

Mr. Mulroney retired from the Board on August 13, 2019. In recognition of his retirement and years of services to Wyndham Hotels and its predecessors, the Company pledged a $100,000 charitable donation, payable over five years, to the Centre Hospitale Universite de Montreal in Mr. Mulroney's name. In addition, following his retirement, Mr. Mulroney spoke at our 2019 Wyndham Global Conference, an annual conference for hoteliers, developers, vendors and other hotel professionals globally, for which he was paid a fee of $75,000. For Mr. Mulroney, the amount reported in the All Other Compensation column of the 2019 Director Compensation table also reflects this speaker fee and the charitable donation in his name.

In accordance with SEC rules, the value of dividends paid to our Directors on vesting of RSUs and DSUs credited as dividend equivalents with respect to outstanding DSUs is not reported above because dividends were factored into the grant date fair value of these awards.

Non-Management Director Stock Ownership Guidelines

The Corporate Governance Guidelines require each non-management Director to comply with Wyndham Hotels' Non-Management Director Stock Ownership Guidelines. These guidelines require each non-management Director to beneficially own an amount of our stock equal to the greater of a multiple of at least five times the cash portion of the annual retainer or two and one-half times the total retainer value without regard to Board committee fees. Directors have a period of five years after joining the Board to achieve compliance with this ownership requirement. DSUs and RSUs credited to a Director count towards satisfaction of the guidelines. As of December 31, 2019, all of our non-management Directors were in compliance with the stock ownership guidelines or were in the initial five year period after joining the Board.

Ownership of Company Stock

The following table describes the beneficial ownership of our common stock for the following persons as of December 31, 2019: each executive officer named in the Summary Compensation Table below, each Director, each person who to our knowledge beneficially owns in excess of 5% of our common stock and all of our Directors and executive officers as a group. The percentage values for each Director and executive officer are based on 93,864,167 shares of our common stock outstanding as of December 31, 2019. The principal address for each Director and executive officer of Wyndham Hotels is 22 Sylvan Way, Parsippany, New Jersey 07054.

Name	Number of Shares		% of Class
The Vanguard Group	9,098,399	(a)	9.56%
BlackRock, Inc.	8,808,481	(b)	9.3%
Michele Allen	8,372	(c)(d)	*
Geoffrey A. Ballotti	303,493	(c)(d)	*
Tom H. Barber	14,882	(c)(d)	*
Myra J. Biblowit	77,314	(c)(e)	*
James E. Buckman	69,761	(c)(e)	*
Bruce B. Churchill	4,902	(c)(e)	*
Mukul V. Deoras	4,788	(c)(e)	*
Mary R. Falvey	137,369	(c)(d)	*
Stephen P. Holmes	952,640	(c)(f)	1.0%
Robert D. Loewen	38,660	(c)(d)	*
Ronald L. Nelson	10,939	(c)	*
Pauline D.E. Richards	53,281	(c)(e)	*
David B. Wyshner	78,591	(c)(d)	*
All Directors and executive officers as a group (16 persons)	1,727,822	(g)	1.84%

*
Amount represents less than 1% of outstanding common stock.

(a)
We have been informed by a Schedule 13G/A filed with the SEC on February 12, 2020 by The Vanguard Group that The Vanguard Group beneficially owns, as of December 31, 2019, 9,098,399 shares of our common stock with sole voting power over 51,717 shares, shared voting power over 17,198 shares, sole dispositive power over 9,041,157 shares and shared dispositive power over 57,242 shares. The principal business address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(b)
We have been informed by a Schedule 13G/A filed with the SEC on February 6, 2020 by BlackRock, Inc. and affiliates named in such report that BlackRock, Inc. beneficially owns, as of December 31, 2019, 8,808,481 shares of our common stock with sole voting power over 8,299,045 shares, shared voting power over no shares, sole dispositive power over 8,808,481 shares and shared dispositive power over no shares. The principal business address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(c)
Includes shares of our common stock issuable upon vesting of time-vesting RSUs within 60 days of December 31, 2019 as follows: Ms. Allen, 1,877; Mr. Ballotti, 9,534; Mr. Barber, 3,575; Ms. Biblowit, 476; Mr. Buckman, 476; Mr. Churchill, 476; Mr. Deoras, 476; Ms. Falvey, 5,363; Mr. Holmes, 476; Mr. Loewen, 5,363; Mr. Nelson, 0; Ms. Richards, 476; and Mr. Wyshner, 8,938.

  Excludes shares of our common stock issuable upon vesting of time-vesting RSUs after 60 days from December 31, 2019 as follows: Ms. Allen, 10,212; Mr. Ballotti, 59,141; Mr. Barber, 19,888; Ms. Biblowit, 3,262; Mr. Buckman, 3,262; Mr. Churchill, 3,262; Mr. Deoras, 3,262; Ms. Falvey, 34,412; Mr. Holmes, 3,262; Mr. Loewen, 34,412; Mr. Nelson, 0; Ms. Richards, 3,262; and Mr. Wyshner, 58,881.

(d)
Includes shares of our common stock underlying stock options which are currently exercisable or will become exercisable within 60 days of December 31, 2019 as follows: Ms. Allen, 5,802; Mr. Ballotti, 101,128; Mr. Barber, 11,307; Ms. Falvey, 19,627; Mr. Loewen, 19,627; and Mr. Wyshner, 33,601.

Excludes shares of our common stock underlying stock options which are not currently exercisable and will not become exercisable within 60 days of December 31, 2019 as follows: Ms. Allen, 17,410; Mr. Ballotti, 303,386; Mr. Barber, 33,924; Ms. Falvey, 58,885; Mr. Loewen, 58,885; and Mr. Wyshner, 100,808.

(e)
Includes shares of our common stock issuable for DSUs: Ms. Biblowit, 68,914; Mr. Buckman, 62,287; Mr. Churchill, 4,426; Mr. Deoras, 2,353; Mr. Holmes, 0; Mr. Nelson, 0; and Ms. Richards, 46,922.

(f)
Includes 182,284 shares of our common stock which Mr. Holmes has the right to acquire through the exercise of SSARs within 60 days of December 31, 2019.

(g)
Includes or excludes, as the case may be, shares of common stock as indicated in the preceding footnotes. In addition, with respect to our other executive officers who are not named executive officers, this amount includes 10,010 shares and 27,392 shares of our common stock issuable with respect to unvested RSUs scheduled to vest within 60 days of December 31, 2019 and stock options that are currently exercisable or will become exercisable within 60 days of December 31, 2019, respectively. This amount excludes 52,019 shares and 82,188 shares of our common stock issuable with respect to unvested RSUs and unvested stock options, respectively, after 60 days from December 31, 2019.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership of our common stock with the SEC. Based on the information available to us during 2019, we believe that all applicable Section 16(a) filing requirements were met on a timely basis except one Form 4 for Thomas Barber reporting one transaction.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

At the date of this proxy statement, the Board consists of eight members, six of whom are independent Directors under applicable listing standards and our corporate governance documents.

Until the 2021 annual meeting, our Board shall be divided into three classes, with each class consisting, as nearly as may be possible, of one-third of the total number of Directors. Beginning at the 2021 annual meeting, the classified board structure will automatically sunset and our Board will no longer be divided into three classes.

The Directors designated as Class II Directors have terms expiring at this year's annual meeting. The Directors designated as Class I Directors and the Directors designated as Class III Directors have terms expiring at the 2021 annual meeting. Each Director elected at this year's annual meeting will be elected for a term of office to expire at the 2021 annual meeting, at which point all of our Directors will stand for election annually.

On the recommendation of the Corporate Governance Committee, the Board has nominated Myra J. Biblowit, Bruce B. Churchill and Pauline D.E. Richards for election, each of whom is presently a Director, to serve until the 2021 annual meeting. Ms. Biblowit, Mr. Churchill and Ms. Richards, as well as the other five Directors who will continue to serve following the annual meeting and who are not up for election, are listed below with brief biographies.

We do not know of any reason why any nominee would be unable to serve as a Director. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board may nominate.

Majority Voting Standard in Uncontested Director Elections

Under our By-laws, Directors are elected by a majority of the votes cast at the annual meeting, meaning that, for a Director to be elected, the number of shares voted "for" the Director must exceed the number of shares withheld from such Director's election. In the event that the number of candidates nominated for election as Directors exceeds the number of directors to be elected, a plurality of the votes cast will instead be the vote standard for that election.

If a Director is not elected under this majority vote standard, he or she is required to promptly offer to resign from the Board. The Corporate Governance Committee will recommend to the Board whether to accept or reject the resignation or to take some other action, such as rejecting the tendered resignation and addressing the apparent underlying causes of the withheld votes. In making this recommendation, the Corporate Governance Committee will consider all factors deemed relevant by its members.

The Board will act on the Corporate Governance Committee's recommendation no later than 120 days following the certification of the stockholder vote. In considering the Corporate Governance Committee's recommendation, the Board will review the factors considered by the Corporate Governance Committee and such additional information and factors the Board believes to be relevant. The Board will promptly publicly disclose its decision in a periodic or current report filed with the SEC. Any Director who offers his or her resignation under this process will not participate in the Corporate Governance Committee recommendation or Board decision regarding whether or not to accept the resignation. However, such Director shall remain active and engaged in all other Board and committee activities, deliberations and decisions during this Corporate Governance Committee and Board process.

Class II Nominees for Election to the Board (Term Expiring at 2021 Annual Meeting)

Myra J. Biblowit, 71, has served as a Director since June 2018. Since April 2001, Ms. Biblowit has served as President of The Breast Cancer Research Foundation. From July 1997 to March 2001, she served as Vice Dean for External Affairs for the New York University School of Medicine and Senior Vice President of the Mount Sinai-NYU Health System. From June 1991 to June 1997, Ms. Biblowit was Senior Vice President and Executive Director of the Capital Campaign for the American Museum of Natural History. Ms. Biblowit served as a director of Cendant Corporation from April 2000 to August 2006 and Wyndham Worldwide from August 2006 to May 2018.

Ms. Biblowit's exceptional leadership experience with iconic research, educational and cultural institutions provides a unique perspective to the Board. As President of The Breast Cancer Research Foundation, a leading funder of research around the world, Ms. Biblowit brings to the Board a global perspective, marketing skills and a commitment to supporting our communities that add significant value to the Board's contribution to our success. Ms. Biblowit was selected to serve on our Board because of her specific experience, qualifications, attributes and skills described above.

Bruce B. Churchill, 62, has served as a Director since June 2018. From August 2014 to April 2017, Mr. Churchill served on the board of directors of Computer Sciences Corporation (now DXC Technology Company). From January 2004 to August 2015, Mr. Churchill served as President of DIRECTV Latin America and from January 2004 to March 2005, Mr. Churchill served as Chief Financial Officer of DIRECTV. From January 1996 to July 2003, Mr. Churchill served as President and Chief Operating Officer for STAR TV. Prior to joining STAR TV, Mr. Churchill served in senior positions for Fox Television and Paramount Pictures.

Mr. Churchill brings to the Board exceptional and extensive experience in domestic and international management, operations, finance, accounting and oversight of leading media and technology-driven corporations that provides valuable insight to the Board and aligns closely with our focus as an organization. Having served as a director and senior executive for other public companies, Mr. Churchill offers valuable perspectives on board operations as well. Mr. Churchill was selected to serve on our Board because of his specific experience, qualifications, attributes and skills described above.

Pauline D.E. Richards, 71, has served as a Director since June 2018. From July 2008 to December 2019, Ms. Richards served as Chief Operating Officer of Trebuchet Group Holdings Limited (formerly Armour Group Holdings Limited), an investment management company. From November 2003 to July 2008, Ms. Richards served as Director of Development at the Saltus Grammar School, the largest private school in Bermuda. From January 2001 to March 2003, Ms. Richards served as Chief Financial Officer of Lombard Odier Darier Hentsch (Bermuda) Limited in Bermuda, a trust company business. From January 1999 to December 2000, she was Treasurer of Gulfstream Financial Limited, a stock brokerage company. From January 1999 to June 1999, Ms. Richards served as a consultant to Aon Group of Companies, Bermuda, an insurance brokerage company, after serving in senior positions from 1988 through 1998 including Controller, Senior Vice President and Group Financial Controller and Chief Financial Officer. Ms. Richards has served as a director of Apollo Global Management, LLC since March 2011 and Hamilton Insurance Group, Ltd. since December 2013. Ms. Richards served as a director of Wyndham Worldwide from August 2006 to May 2018 and Cendant Corporation from March 2003 to August 2006.

Ms. Richards' extensive financial background and exceptional leadership experience provide the Board with financial accounting and management expertise and perspectives. Her service as a Cendant Corporation director and as a director and member of the audit committee of Wyndham Worldwide Corporation brings to the Board valuable experience on financial reporting matters that are critical to the Board's oversight role. Ms. Richards' service as a chief financial officer and treasurer of leading finance companies allows her to offer important insights into the role of finance in our business and strategy. As a director for other public companies, Ms. Richards offers valuable perspectives on board operations as well. Ms. Richards was selected to serve on our Board because of her specific experience, qualifications, attributes and skills described above.

Class I Directors (Term Expiring at 2021 Annual Meeting)

Mukul V. Deoras, 56, has served as a Director since June 2018. Since September 2018, Mr. Deoras has served as President, Asia Pacific Division of Colgate-Palmolive Company and as Chairman of Colgate-Palmolive (India) Ltd. From August 2015 to September 2018, Mr. Deoras served as Chief Marketing Officer of Colgate-Palmolive Company. From February 2012 to July 2015, Mr. Deoras served as President, Asia Division of Colgate-Palmolive. From January 2010 to January 2012, Mr. Deoras served as Managing Director for Colgate-Palmolive (India) Ltd. From September 2004 to January 2010, Mr. Deoras served in positions of increasing responsibility in marketing and sales for Colgate-Palmolive. Prior to joining Colgate-Palmolive, Mr. Deoras held positions of increasing responsibility in marketing and sales at Hindustan Unilever Limited.

Mr. Deoras' exceptional career provides the Board with valuable experience and knowledge in domestic and international strategy, marketing and sales operations that are an integral part of our organizational focus. His wealth of experience in marketing and sales execution across multiple geographic regions provides insight into areas that are critical to our growth and success. Mr. Deoras was selected to serve on our Board because of his specific experience, qualifications, attributes and skills described above.

Ronald L. Nelson, 67, has served as a Director since August 2019. Since July 2008, he has also served as a director of Hanesbrands, Inc. and held the roles of Lead Director since January 2015 and Non-Executive Chairman since April 2019. Mr. Nelson has also served as a director of ViacomCBS Inc. since December 2019. He previously served as a director of Viacom, Inc. from August 2016 to December 2019. Previously, Mr. Nelson served as Executive Chairman of the Board of Avis Budget Group from December 2015 to May 2018 and as its Chairman and Chief Executive Officer from August 2006 to December 2015. He also served as Avis' Chief Operating Officer from June 2010 to October 2015. From April 2003 to August 2006, Mr. Nelson served as Chief Financial Officer and President of Cendant Corporation and served as a member of its board during that same period. From November 1994 to March 2003, Mr. Nelson served as Co-Chief Operating Officer of DreamWorks SKG. Prior to that, he was Executive Vice President, Chief Financial Officer at Paramount Communications, Inc. from November 1987 to March 1994 and served as a director from June 1991 to March 1994. He also previously served as a director of Convergys Corporation from August 2008 to October 2016, serving in the role of Lead Director from April 2013 to October 2016.

Mr. Nelson brings to the Board exceptional and extensive senior leadership experience in management, finance and oversight of leading public companies that contributes significant value and insight to the Board. Having served as a director for other public companies, Mr. Nelson provides valuable experience with board operations and practices as well. Mr. Nelson was selected to serve on our Board because of his specific experience, qualifications, attributes and skills described above.

Class III Directors (Term Expiring at 2021 Annual Meeting)

Geoffrey A. Ballotti, 58, has served as a Director and as our President and Chief Executive Officer since June 2018. From March 2014 to May 2018, Mr. Ballotti served as President and Chief Executive Officer of Wyndham Hotel Group. From March 2008 to March 2014, Mr. Ballotti served as Chief Executive Officer of Wyndham Destination Network. From October 2003 to March 2008, Mr. Ballotti was President of the North America Division of Starwood Hotels and Resorts Worldwide. From 1989 to 2003, Mr. Ballotti held leadership positions of increasing responsibility at Starwood Hotels and Resorts Worldwide including President of Starwood North America, Executive Vice President, Operations, Senior Vice President, Southern Europe and Managing Director, Ciga Spa, Italy. Prior to joining Starwood Hotels and Resorts Worldwide, Mr. Ballotti was a Banking Officer in the Commercial Real Estate Group at the Bank of New England.

Mr. Ballotti was selected to serve on our Board because of his exceptional and visionary leadership abilities and extensive knowledge of the hotel industry and our business.

James E. Buckman, 75, has served as a Director since May 2018 and our Lead Director since August 2019. Mr. Buckman has also served as a director of Wyndham Destinations (previously known as Wyndham Worldwide) since July 2006 and its lead director since March 2010. From May 2007 to January 2012, Mr. Buckman served as Vice Chairman of York Capital Management, a hedge fund management company. From May 2010 to January 2012, Mr. Buckman also served as General Counsel of York Capital Management and from January 2007 to May 2007 he served as a Senior Consultant to York Capital Management. Mr. Buckman was General Counsel and a director of Cendant Corporation from December 1997 to August 2006, a Vice Chairman of Cendant from November 1998 to August 2006 and a Senior Executive Vice President of Cendant Corporation from December 1997 to November 1998. Mr. Buckman was Senior Executive Vice President, General Counsel and Assistant Secretary of HFS Incorporated from May 1997 to December 1997, a director of HFS from June 1994 to December 1997 and Executive Vice President, General Counsel and Assistant Secretary of HFS from February 1992 to May 1997.

Mr. Buckman brings to the Board exceptional leadership, experience and perspective. His service as lead director of Wyndham Destinations affords Mr. Buckman extensive experience with Wyndham Hotels' business and operations, and his experience as an executive and general counsel of leading businesses adds valuable executive and legal experience to the Board. Mr. Buckman was selected to serve on our Board because of the specific experience, qualifications, attributes and skills described above.

Stephen P. Holmes, 63, has served as Non-Executive Chairman of our Board since June 2018. From August 2006 to May 2018, Mr. Holmes served as Wyndham Worldwide's Chairman of the Board and Chief Executive Officer. From December 1997 to July 2006, Mr. Holmes served as Vice Chairman and director of Cendant Corporation and Chairman and Chief Executive Officer of Cendant Corporation's Travel Content Division. Mr. Holmes served as Vice Chairman of HFS Incorporated from September 1996 to December 1997, a director of HFS from June 1994 to December 1997 and Executive Vice President, Treasurer and Chief Financial Officer of HFS from July 1990 to September 1996. Since May 2018, Mr. Holmes has served as Non-Executive Chairman of the Board of Wyndham Destinations.

Mr. Holmes was selected to serve on our Board because of his extensive public company experience, his exceptional leadership skills and his knowledge of our business and industry.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
ELECTION OF EACH OF THE CLASS II DIRECTOR NOMINEES

PROPOSAL NO. 2: AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO ELIMINATE SUPERMAJORITY VOTING REQUIREMENTS

We are seeking stockholder approval to amend and restate the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") to eliminate the supermajority voting provisions from the Certificate of Incorporation and to replace such provisions with a majority voting standard (the "Proposed Amendments"). As discussed further below, the Certificate of Incorporation currently requires an 80% supermajority vote for stockholders to amend certain significant provisions of the Certificate of Incorporation and to amend the Company's By-Laws (see Proposal 2(a) below) and to remove directors from office (see Proposal 2(b) below). In light of the differing nature of the provisions affected, this matter is presented as two separate voting items. Approval of either Proposal 2(a) or Proposal 2(b) is not conditioned upon approval of the other.

Purpose and Effect of Proposed Amendments

The Proposed Amendments are a result of the Board's ongoing review of our corporate governance principles.

The Company became an independent, publicly traded company in June 2018 after its spin-off. In preparation for the spin-off, it was determined that maintaining the supermajority voting provisions was customary and in the best interests of the Company and its stockholders at that time. The provisions were designed to facilitate corporate governance stability by requiring broad stockholder consensus to effect changes, protect against potential self-interested action by large stockholders, and encourage potential acquirers to negotiate directly with the Board.

The Board, however, recognizes that there are different perspectives on this matter and compelling arguments for the elimination of supermajority voting requirements where the circumstances may warrant, including the view that the elimination of such provisions provides stockholders greater ability to participate in the corporate governance of a company. As corporate governance standards have evolved, many stockholders now view these provisions as limiting the ability of stockholders to participate in corporate governance. Removing the supermajority voting requirements will also align the Company's governance structure with recognized best practices.

After weighing these considerations, upon the recommendation of the Corporate Governance Committee, the Board approved and declared it advisable to adopt, subject to stockholder approval, the Proposed Amendments to eliminate the supermajority voting requirements to amend the Certificate of Incorporation and By-Laws and to eliminate the supermajority vote requirement to remove Directors.

Proposal 2(a): Eliminate Supermajority Voting Provisions to Amend Certificate of Incorporation and By-Laws

Article ELEVEN of the Certificate of Incorporation currently requires the affirmative vote of the holders of at least 80% of the voting power of the shares entitled to vote generally in the election of Directors to amend certain provisions of the Certificate of Incorporation generally relating to:

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the number and authority of Directors,

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the election, term of office and removal of Directors and filling of vacancies,

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indemnification and expense advancement rights of Directors and officers,

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director exculpation from liability,

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stockholder action by written consent,

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right to call special meetings of stockholders,

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amendments to the By-Laws, and

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amendments to certain significant provisions of the Certificate of Incorporation.

Article TEN of the Certificate of Incorporation currently requires the affirmative vote of the holders of at least 80% of the voting power of the shares entitled to vote generally in the election of Directors to amend the By-Laws.

This Proposal 2(a) proposes to delete the supermajority voting requirements in Articles TEN and ELEVEN for amending the provisions of the Certificate of Incorporation referred to above and the By-Laws, respectively. As a result, if approved and implemented, the standard for stockholder approval of any future amendments to the Certificate of Incorporation would be the affirmative vote of the holders of a majority of the voting power of the Company's then outstanding shares of capital stock entitled to vote thereon, voting together as a single class, which is the default voting standard under the Delaware General Corporation Law, and the standard for stockholder approval of any future amendments to the By-Laws would be a majority of the voting power of the shares entitled to vote at an election of directors.

Proposal 2(b): Eliminate Supermajority Voting Provisions to Remove Directors

Currently, Article FIVE of the Certificate of Incorporation addresses Director removal from office by stockholders and provides that, prior to the third annual meeting of stockholders following May 31, 2018, Directors may be removed from office at any time only for cause, and from and including the third annual meeting of stockholders following May 31, 2018, Directors may be removed from office at any time with or without cause, in each case only if that action is approved by "at least eighty percent (80%) of the voting power of the [Company]'s then outstanding capital stock entitled to vote thereon." This Proposal 2(b) proposes to amend this provision by replacing the reference to "80%" with "a majority." As a result, if approved and implemented, stockholders would be able to remove a Director from office, in either of the above cases, by the affirmative vote of the holders of at least a majority of the voting power of the Company's then outstanding shares of capital stock entitled to vote thereon, voting together as a single class, which is the default voting standard under the Delaware General Corporation Law.

Related Changes to the By-Laws

In connection with the Proposed Amendments, the Board has approved, upon the recommendation of the Corporate Governance Committee, conforming amendments to the By-Laws, contingent upon stockholder approval of Proposal 2(a) and the effectiveness of the Second Amended and Restated Certificate of Incorporation. Specifically, the Board has approved an amendment to Article IX, Section 1 of the By-Laws to replace the 80% supermajority voting provision to amend the By-Laws with the majority voting standard described above under Proposal 2(a).

Additional Information

The general description of the Proposed Amendments set forth above is qualified in its entirety by reference to the text of the proposed Second Amended and Restated Certificate of Incorporation, which is attached as Appendix B to this proxy statement, and the text of the Second Amended and Restated By-Laws, which is attached as Appendix C to this proxy statement. The proposed additions to the Second Amended and Restated Certificate of Incorporation and the Second Amended and

Restated By-Laws are indicated by double underlining, and the proposed deletions are indicated by strikeouts.

If Proposals 2(a) and 2(b) are not approved by at least 80% of the shares of our common stock outstanding on the record date, then the Proposed Amendments to the Certificate of Incorporation, as well as the proposed corresponding amendment to the By-Laws, to eliminate the supermajority voting requirements will not be approved. As a consequence, the adoption of the amendments to those certain provisions of the Certificate of Incorporation and to the By-Laws, as well as any stockholder vote to remove a Director from office, will continue to require an 80% supermajority vote.

The votes on the amendments to the Certificate of Incorporation are binding. Approval of Proposals 2(a) and 2(b) will constitute approval of the amendment and restatement of the Certificate of Incorporation, as set forth in Appendix B to this proxy statement. If Proposal 2(a) and/or Proposal 2(b) are approved, the Company intends to file the Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, and the portion of the Proposed Amendments relating to such proposal will become effective at the time of that filing. At the time of that filing, the Second Amended and Restated By-Laws would also become effective. If neither Proposal 2(a) nor Proposal 2(b) is approved by the requisite vote, then the Second Amended and Restated Certificate of Incorporation will not be filed with the Secretary of State of the State of Delaware; the By-Law amendments will not become effective; and the supermajority voting provisions in both the Certificate of Incorporation and By-Laws will remain in effect.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR EACH PROPOSAL ABOVE TO AMEND THE CERTIFICATE OF INCORPORATION TO
ELIMINATE SUPERMAJORITY VOTING REQUIREMENTS

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

Our Compensation Discussion and Analysis provides an overview of our compensation strategy and program, the processes and procedures of our Compensation Committee of the Board (the "Committee") and the Committee's considerations and decisions made under those programs for our named executive officers for 2019.

Our Named Executive Officers.    Our named executive officers for 2019 are:

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Geoffrey A. Ballotti, President and Chief Executive Officer

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Michele Allen, Chief Financial Officer

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Tom H. Barber, Global Chief Development Officer

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Mary R. Falvey, Chief Administrative Officer

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Robert D. Loewen, Chief Operating Officer

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David B. Wyshner, our former Chief Financial Officer

As previously reported, Mr. Barber will leave his role as Global Chief Development Officer, effective April 1, 2020.

We Delivered Solid Financial and Operational Performance for Stockholders.    Our management team led by our named executive officers produced strong financial and operational results during 2019. Financial highlights for 2019 include:

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Revenues increased 10% compared with 2018 to $2,053 million.

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Diluted earnings per share was unchanged at $1.62 compared to 2018 and adjusted diluted EPS* increased 21% to $3.28.

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Net income was $157 million, a 3% decrease over the prior year; adjusted net income* was $317 million, a 17% increase over the prior year.

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Adjusted EBITDA* increased 21% compared with the prior year, to $613 million.

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System-wide rooms grew 3% year-over-year to 831,000 rooms.

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Our development pipeline grew 7% year-over-year to approximately 193,000 rooms.

We returned significant capital to stockholders:

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In May 2018, our Board approved a share repurchase program authorizing the repurchase of $300 million of shares of our common stock. In August 2019, our Board increased our share repurchase authorization by another $300 million to reflect our strong free cash flow and our sustained focus on returning cash to our stockholders.

*
Please see Appendix A to the proxy statement for reconciliations of non-GAAP measures.

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We repurchased approximately 4.5 million shares of our common stock – or 5% of our outstanding shares – under our share repurchase program in 2019.

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In February 2020, our Board approved a 10% increase in our quarterly cash dividend beginning with the first quarter of 2020. We paid dividends of $112 million in 2019.

Other key business highlights include:

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In April 2019, we completed the last major milestones in completing the integration of La Quinta. We migrated the brand's more than 900 hotels to our state-of-the-art cloud-based central reservation and property management systems, and we added La Quinta to the Wyndham Rewards loyalty program.

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We made significant progress towards our objective of driving quality net rooms growth.

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  We ended 2019 with 831,000 rooms in our system, an increase of 3% over 2018.

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  In 2019, we opened 27,000 rooms in the U.S. and we opened 36,500 rooms internationally.

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  On the retention front, for 2019, our domestic retention rate in the U.S. was 95.5%, and internationally our retention rate was 93.6%.

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In 2019, a meaningful component of our growth strategy was our ability to offer attractive and cost effective hotel designs. Throughout the year, we continued to invest in new design enhancements for our brands to further elevate the guest experience and the value proposition provided to hotel developers in each of our core chain scales. To that end, we launched an enhanced new-construction prototype named Microtel Moda, Days Inns' new interior design package "Dawn", AmericInn's new Pursuit design package, and Hawthorn Suites' new dual-branded prototype with La Quinta.

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To further increase brand awareness and drive higher contribution growth, we launched a multi-million dollar omni-channel by Wyndham marketing campaign.

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  This campaign focused on driving business to our hotels through our direct channels, which we enabled by improving the speed, effectiveness and responsiveness of our brand websites, including increased usage of loyalty member rates. Our websites and mobile app continue to be our fastest growing channels.

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  In addition, we launched a multimillion dollar comprehensive La Quinta by Wyndham advertising campaign that included television, radio and digital ads.

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In 2019, we continued to grow our award-winning Wyndham Rewards loyalty program.

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  Wyndham Rewards membership increased 33% with over 7 million new members and 13 million La Quinta members added in 2019 for a total of over 81 million enrolled members.

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  Wyndham Rewards has been recognized as one of the simplest, most rewarding loyalty programs in the hotel industry, providing more value to members than any other program. It has won more than 90 awards in the past five years, including "Best Hotel Loyalty Program" from US News & World Report, "Best Hotel Loyalty Program" in USA TODAY, "10 Best Readers' Choice Awards", "Most Rewarding Hotel Loyalty Program" from IdeaWorks and in December 2019 was ranked #1 on WalletHub's list of "Best Hotel Rewards Programs" for the fifth consecutive year.

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    Building on the program's award winning foundation, we rolled out a host of new program features in 2019, including free nights at thousands of hotels starting at just 7,500 points, new places to stay with the addition of La Quinta by Wyndham hotels and more ways to earn and redeem points.

Our Executive Compensation Program and Governance Align with Stockholder Interests.    We engage in the following practices to align our executive compensation program and governance with stockholder interests.

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Our annual incentive compensation program requires achievement of rigorous, profitability-based performance metrics to incentivize high performance and achievement of annual financial goals and thus enhance value for our stockholders in the near term.

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Equity awards granted to our named executive officers, which constitute a majority of our executives' target annual total compensation and vest over multi-year periods, align the interests of our executives and stockholders.

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We grant our named executive officers RSUs subject to multi-year vesting to retain our executives, align the interests of our stockholders and executives and incentivize our executives to achieve longer-term stock price appreciation.

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We grant our named executive officers stock options subject to multi-year vesting to retain our executives and incentivize our executives to achieve strong financial performance and drive stock price appreciation for stockholders.

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We grant our named executive officers performance-based RSUs, the vesting of which is contingent upon achievement of premium performance goals based on an adjusted per-share earnings measure over a cumulative three-year period, incentivizing intermediate-term high performance and value growth for our stockholders.

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Our 2019 annual incentive compensation program included, in addition to a financial objective based on adjusted EBITDA, a strategic objective based on global net room growth, providing a specific incentive for our executives to achieve a core strategic goal that drives earnings.

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Our CEO receives no tax gross-ups for perquisites.

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We have policies prohibiting our Directors and senior executives from engaging in any hedging transactions in our equity securities and from pledging, or using as collateral, our securities to secure personal loans or other obligations, including holding shares in margin accounts.

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Our named executive officers do not have the right to receive cash severance solely upon the occurrence of a change-in-control.

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None of our executive officers are entitled to any tax gross-up in connection with severance payments upon termination of employment.

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All of our Directors, other than our Non-Executive Chairman and our CEO, are independent Directors.

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We maintain a majority voting standard for uncontested Director elections in our By-Laws.

We are committed to our social, ethical and environmental responsibilities.    Consistent with our core values of acting with integrity, accountability, inclusiveness, caring and fun, we are committed to being a highly ethical, diverse, admired and environmentally conscious company.

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With our commitment to acting with integrity in making hotel travel possible for all, we were recognized among the World's Most Ethical Companies by Ethisphere Institute in both 2019 and 2020.

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We are committed to diversity and inclusion.

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  Our Board is diverse. Assuming the election of our Director nominees at this Annual Meeting, female directors represent 25% of our Board in addition to Caribbean and Asian American representation on our Board.

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  We strive to maintain a culture of inclusion for our team members, partners, and guests, and we have been widely recognized as a leader in diversity. In 2020, we earned our second perfect score of 100 in the Human Rights Campaign's Best Places to Work for LGBTQ Equality, and we are a member of the Business Coalition for the Equality Act.

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  Our CEO has also signed on to The CEO Action for Diversity & Inclusion, the largest CEO-driven business commitment to advance diversity and inclusion in the workplace.

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  We fostered Company-wide diversity through a focus on diverse recruiting, our affinity business groups, training and supporting diverse business partners, with focused efforts to use certified diverse suppliers.

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We are committed to protecting human rights. We are committed to combatting human trafficking in our communities. We have partnered with Polaris, BEST and ECPAT-USA and provide training to all our team members in an effort to prevent and combat human trafficking. Further, we are committed to the 5-Star Promise for Employee Safety with the American Hotel & Lodging Association.

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We foster environmental sustainability. We have a deep commitment to preserving our natural resources while developing innovative solutions to mitigate our impact on climate change through linen and towel reuse programs, energy efficient lighting, recycling and water conservation.

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  We launched a new green certification program that is used to support our efforts to engage owners and operators on improving their carbon, energy and LED lighting usage footprints along with their water conservation and waste diversion efforts.

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  We launched a new Green Housekeeping program for our Wyndham Rewards members by offering Wyndham Rewards points in exchange for reduced housekeeping and towel and linen service for multi-night stays.

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  We have partnered with the United States Green Building Council to promote the building of environmentally responsible and high performing structures, and our corporate headquarters has been recognized as one of the highest performing green buildings in the country.

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  We actively support the UN Sustainable Development Goals framework, prioritizing action toward specific goals as part of our long-term for social responsibility roadmap.

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We support our communities. We continue to promote a Company-wide culture of team member volunteerism and philanthropy.

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  Reflecting our culture of giving and service, our team members have donated millions of dollars to charitable causes around the world and more importantly thousands of volunteer hours through our signature "Wish Days".

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  Our Wyndham Rewards members have donated over 100 million points to charities since inception.

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We care about our most valuable asset – our team members. We continue to focus on attracting, retaining and engaging our employees. In 2019, more than 80% of our team members completed the Gallup Employee Engagement survey, which revealed that Wyndham Hotels surpassed top quartile levels of engagement, representing a strong baseline for growth and highlighting the strength of our team members' commitment to our long-term goals.

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Be Well – our Wellness Program has been recognized by the American Heart Association.

2019 Compensation Strategy

For 2019, we employed a compensation strategy designed to achieve the following objectives:

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Attract and retain superior senior management talent.  We believe that attracting and retaining superior senior managers are integral to our ongoing success. Our named executive officers possess extensive experience in our industry and demonstrate the exceptional leadership skills and commitment to excellence that we believe are critical to our success. Accordingly, our 2019 compensation strategy was designed in part to promote a long-term commitment from our named executive officers.

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Provide our executives with compensation that is consistent and competitive with compensation provided by comparable hospitality-focused companies consisting of base salary, cash-based annual incentive compensation and equity-based incentive compensation.  We also provide our named executive officers with perquisites and health, welfare and retirement benefits which we believe are consistent with those provided by our peers and are market-competitive.

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Support a high-performance environment by linking compensation with performance.  Our broad objectives are to increase our earnings, cash flow and stockholder value. Consistent with these goals, we believe a significant portion of our executive compensation should be contingent on actual results.

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Support a long-term focus that aligns the interests of our executives and stockholders.  Equity incentive compensation is intended to align the interests of our named executive officers and stockholders as well as support our goal of retaining our key personnel.

Compensation Committee Matters

The Committee is responsible for providing oversight on executive compensation policies and programs consistent with corporate objectives and stockholder interests. The Committee operates under a written charter adopted by the Board. The Committee reviews the charter on an annual basis. The Committee's membership is determined by the Board, and each member is an independent Director. The Committee Chair reports at our Board meetings on Committee actions and recommendations.

Executive Compensation Consultant.    In November 2018, the Committee retained the Rewards Solutions practice at Aon plc ("Aon") to provide independent executive compensation consulting services for 2019. The amount paid to Aon was approximately $122,000 for its services during 2019. In this capacity, the Committee utilizes reports and analyses prepared by Aon.

Wyndham Hotels has engaged affiliates of Aon for insurance brokerage and actuarial services. In this capacity, management engaged Aon Risk Services, Inc., without Board involvement, to provide insurance brokerage and actuarial services to Wyndham Hotels during 2019. During 2019, Aon Risk Services, Inc. received approximately $500,000 for these services provided to Wyndham Hotels.

Aon has in place policies and procedures designed to prevent conflicts of interest and safeguard the independence of its executive compensation consulting advice. These policies and procedures include segregation of executive compensation services in a separate business unit with performance results of that unit measured solely based on the executive compensation services, clearly defined engagements with compensation committees separate from any other services provided, management of multiservice client relationships by separate account executives, no incentives provided for cross-selling of services and no more favorable terms offered to companies due to the retention of Aon Risk Services, Inc. for additional services. On an annual basis, the Committee reviews the independence of Aon in accordance with NYSE requirements and considered this relationship as part of its review. Based on its review, the Committee concluded that no conflict of interest was raised by the services provided by Aon Risk Services, Inc. and determined that the executive compensation advice received from Aon is objective and independent.

Management's Role.    Our management plays a significant role in our executive compensation process including developing the terms of our executive officers' employment agreements and employment letters, evaluating executive performance and recommending base salary merit increases, performance factors for annual incentive compensation and long-term incentive compensation for the named executive officers other than our CEO. Our CEO works with the Committee to establish the agenda for Committee meetings, and management prepares and distributes meeting information to Committee members. Our CEO also participates in Committee meetings at the Committee's request to provide background information regarding our strategic objectives, his evaluation of the performance of the senior executives and compensation recommendations for senior executives other than himself. Our CEO is not involved in setting his own compensation, which is the exclusive responsibility of the Committee.

While the Committee reviews management's recommendations, the Committee retains discretion over all elements and levels of the named executive officers' compensation. The Committee generally bases its decisions on a combination of management's recommendations with respect to executive compensation other than for our CEO and the external market data provided by our management and compensation consultant.

Committee Consideration of Say-on-Pay Vote.    We currently hold an advisory vote on the compensation of our named executive officers (a "Say-on-Pay Vote") on an annual basis in accordance with the preference expressed by our stockholders at the 2019 annual meeting regarding the frequency of our Say-on-Pay Vote.

At our 2019 annual meeting, over 95% of the shares voted on our Say-on-Pay Vote affirmatively voted in support of the compensation of our named executive officers as described in the 2019 proxy statement. The Committee reviewed the outcome of the 2019 advisory vote and believes that the level of support affirms our current executive compensation structure and program. In the future the Committee will continue to review our executive compensation program taking into consideration the outcome of our Say-on-Pay Votes, stockholder and proxy advisory service feedback and other relevant factors in making compensation decisions for our named executive officers.

Annual Evaluation and Compensation Risk Assessment.    An important aspect of the Committee's work relates to the annual determination of compensation for our named executive officers. The Committee meets each year to review the performance of the named executive officers and review, consider and approve any potential increases in base salaries, annual incentive compensation, grants of long-term incentive compensation and perquisites.

As part of its annual review, the Committee reviews the potential for any material risks arising from or relating to our compensation programs. Based on this review, the Committee believes that our compensation programs do not encourage excessive risk-taking by our executives or employees and are not reasonably likely to have a material adverse effect on Wyndham Hotels. In reaching its conclusion, the Committee considered the following aspects of our 2019 compensation program:

•
The Committee reviews and compares executive compensation against our peer group to confirm that compensation is within an acceptable range relative to the external market.

•
Our performance-based compensation is, in large part, keyed to our earnings, aligning interests of stockholders and management, and designed to improve our core operating results as opposed to using leverage or other high-risk strategies.

•
Our annual incentive compensation opportunities are capped at a specified maximum as a countermeasure to excessive risk-taking.

•
Our commission-based sales programs are monitored by management for compliance with law and internal policies.

Employment Agreements

We have employment agreements or employment letters with each of our named executive officers, the terms of which form the basis of our named executive officers' compensation elements and levels. The compensation elements provided under the agreements are reviewed periodically by management, our compensation consultant and the Committee against the peer group described below under Compensation Review and Benchmarking.

In 2019, the following actions were taken with respect to our named executive officers' employment agreements:

•
We entered into an employment agreement with Ms. Allen in connection with her appointment as our CFO effective December 3, 2019.

•
We entered into a separation and release agreement with Mr. Wyshner in connection with his cessation of service as our CFO effective December 3, 2019. Pursuant to his agreement, Mr. Wyshner remained in a senior advisory role reporting to Mr. Ballotti until March 1, 2020.

In connection with proposing the terms of Ms. Allen's employment agreement, management prepared peer group data for this position. Management based its recommendations on this market data and Ms. Allen's expertise and experience within the Company. The Committee approved the employment agreement in December 2019.

The terms of the employment agreements and employment letters with our named executive officers are described below under Agreements with Named Executive Officers.

Compensation Review and Benchmarking

Management and the Committee believe that information regarding compensation practices at other companies is useful in evaluating the compensation of our named executive officers. Management and the Committee recognize that our compensation practices must be competitive in the market to attract and retain superior senior managers. In addition, this market information is a factor that management and the Committee consider in assessing the reasonableness of the compensation of our executives.

2019 Peer Review.    In November 2018, our Committee approved the peer group of companies listed below, as recommended by our compensation consultant, for our 2019 executive compensation program. This peer group was developed by our consultant using the following primary criteria: revenue size and industry, and selecting companies with a hospitality focus in the hotel, gaming/casinos, restaurants and travel services industries.

Brinker International, Inc.	LaSalle Hotel Properties
Caesars Entertainment Corporation	Marriott International
Chipotle Mexican Grill, Inc.	Pinnacle Entertainment, Inc.
Choice Hotels International, Inc.	Ryman Hospitality Properties, Inc.
Dunkin' Brands Group, Inc.	TripAdvisor, Inc.
Extended Stay America, Inc.	Wynn Resorts, Limited
Hilton Worldwide Holdings Inc.	YUM! Brands, Inc.
Hyatt Hotels Corporation

Our compensation consultant's review of peer group compensation included the following compensation elements using the most recently filed proxy statements for each peer company: base salary, annual incentive compensation, equity incentive compensation, total cash compensation and total compensation. Compensation data for our peer group was presented for the 50th, average and 75th percentiles for each compensation element at target level performance. General data from our consultant's 2018 total compensation measurement database at these benchmarks was also considered to supplement the peer group data. For certain of our named executive officers, where the peer group provided less than five matches for a particular benchmark, only the average was reported. The objectives of the review were to compare, for general consistency, the compensation of our executives to that of similarly situated executives, to ensure that our compensation is in line with our compensation strategy and to provide a framework for compensation decisions.

Using this competitive review and consistent with our Total Compensation Strategy, we broadly target total compensation (consisting of base salary, target annual incentive compensation and target long-term incentive compensation) to be generally consistent with the market median but may approach the 75th percentile of the peer group. However, the Committee views compensation benchmarking as simply one factor in making compensation decisions for our named executive officers as it does not account for subjective factors such as challenges we face as a company, the criticality of the position to the Company's strategy, individual past and expected future performance, leadership ability, recruiting and retention needs, succession planning, experience or scope of responsibility. The Committee seeks to balance the various elements of senior executive compensation so that no single element is too heavily weighted and there is an appropriate mix between fixed and variable compensation and short-term and long-term compensation. Given the significant scope and responsibilities of our CEO, which are greater than those of our other named executive officers, the Committee believes any differences between the individual compensation elements and the total compensation of our CEO and the other named executive officers are appropriate. The Committee's review of peer group data showed that actual total compensation paid to our named executive officers was competitively aligned with our peer group.

Peer Group for 2020.    Following our first full year as a stand-alone public company, the Committee determined it was appropriate to review the peer group for possible changes. In August 2019, our compensation consultant reviewed our peer group, using the following primary criteria: revenue size and industry, companies with a hospitality focus in the hotel, gaming/casinos, restaurants and travel services industries, and companies with which Wyndham Hotels is likely to compete for talent and market share. As a result of this review, our compensation consultant recommended the following changes to the peer group for 2020:

•
Add Boyd Gaming Corp. and Penn National Gaming Inc., companies which operate in related industries to Wyndham Hotels, are named peers of some of our current peers and were each identified by ISS as a peer to Wyndham Hotels.

•
Remove Caesars Entertainment Corporation, which would become an outsized peer due to its pending merger with another hotel and casino entertainment company, as well as LaSalle Hotel Properties and Pinnacle Entertainment Inc., each of which were acquired.

In August 2019, our Committee approved these modifications to our peer group, as recommended by our compensation consultant, for purposes of our 2020 executive compensation program.

Base Salary

Consistent with our compensation strategy, we provide base salaries designed to attract and retain our named executive officers and provide them with a base level of income.

In connection with the spin-off, the base salary rates of our named executive officers serving at that time were approved at the following levels effective June 1, 2018: Mr. Ballotti, $1,000,000, Mr. Barber, $400,000, Ms. Falvey, $510,000, Mr. Loewen, $525,000 and Mr. Wyshner, $650,000. Ms. Allen's base salary rate was approved at the level of $380,000 in connection with her appointment as Executive Vice President and Treasurer effective January 2019.

In February 2019, based on a review of peer group and market data, and in light of the recent increases approved in mid-2018, the Committee determined to maintain the base salary rates of our named executive officers at their then-current levels for 2019. In December 2019, in connection with her appointment as our CFO, Ms. Allen's base salary rate was increased to $500,000 pursuant to the terms of her employment agreement.

For 2019, the named executive officers were paid the base salaries listed in the Summary Compensation Table below.

Annual Incentive Compensation

Consistent with our compensation strategy, we provide cash-based annual incentive compensation designed to create incentives for the named executive officers to drive financial and operating performance and thus enhance value for our stockholders in the near term.

In February 2019, management recommended and the Committee approved a combination of factors to determine potential 2019 annual incentive compensation for our named executive officers including performance metrics based on the following financial and strategic objectives for our executive officers:

•
Financial Objective (weighted 75%): total Company Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), as adjusted

•
Strategic Objective (weighted 25%): Global Net Room Growth

Under the annual incentive compensation program, these objectives are measured against target EBITDA and target Global Net Room Growth established at the beginning of the plan year.

We used EBITDA as our financial performance metric, a change from our 2018 annual incentive compensation program which used EBIT. We used EBITDA in order to incentivize our executives to achieve near-term earnings growth and enhance stockholder value. Under our annual incentive compensation program, EBITDA may be adjusted to reflect certain items which may be recurring or non-recurring and which in our view do not necessarily reflect ongoing performance – such as transaction and restructuring costs and impairments – the categories of which are generally specified at the outset of the performance period.

We used the strategic objective based on Global Net Room Growth to provide a specific incentive for our senior executive team to achieve a core strategic goal that drives earnings.

As part of the 2019 annual incentive compensation program, the Committee also approved a target award opportunity expressed as a percentage of each executive's base salary as set forth in each named executive officer's employment agreement or employment letter, as described below under "Agreements with Named Executive Officers". Under our annual incentive program structure, an executive's annual incentive compensation may be higher or lower than target annual incentive compensation depending on business and individual performance, subject to a maximum annual incentive award opportunity for our named executive officers of 150% of the target award opportunity.

Following the completion of each year, the Committee reviews Company operating results achieved against the pre-established performance targets approved by the Committee. In addition, as a threshold matter, to ensure that the performance of the individual executives is at the high level expected, senior management reviews with the Committee (or in the case of our CEO, the Committee itself reviews) each executive's individual contributions and personal leadership together with their performance on strategic objectives, business drivers, business development and other initiatives as applicable. If based on this review, performance at the corporate, business unit or individual level did not meet expectations, the Committee may use its discretion to adjust downward or not provide the executive's annual incentive compensation award.

In February 2019, the Committee approved an EBITDA target of $614 million and a Global Net Room Growth target of 17,000 rooms based on our 2019 operating budgets.

For the portion of the annual incentive compensation award opportunity attributable to EBITDA, the pre-established performance tiers ranged from 97% up to 103.5% of the EBITDA target, with corresponding payout levels ranging, respectively, from 25% of the target award opportunity up to a maximum of 150% of the target award opportunity. Payout level is interpolated where performance is achieved between the specified performance tiers subject to the 150% maximum payout. Performance achievement below 97% of the EBITDA target results in no payout for this portion of the award.

For the portion of the annual incentive compensation award opportunity attributable to Global Net Room Growth, the pre-established performance tiers ranged from 100% up to 200% of the Global Net Room Growth target, with corresponding payout levels ranging, respectively, from 100% of the target award opportunity up to a maximum of 150% of the target award opportunity. Payout level is interpolated where performance is achieved between the specified performance tiers subject to the 150% maximum payout. Performance achievement below 100% of the Global Net Room Growth target results in no payout for this portion of the award.

2019 Payout Results. In February 2020, the Committee reviewed the operating results achieved against the pre-established EBITDA and Global Net Room Growth targets approved by the Committee.

For 2019, actual adjusted EBITDA, inclusive of adjustments permitted under the annual incentive plan, was $614 million and actual Global Net Room Growth was 21,092 rooms. Management reviewed the results with the Committee and a total achievement level of 100% was approved by the Committee with respect to the financial and strategic performance metrics. No adjustments were made based on individual performance.

The Non-Equity Incentive Plan column of the Summary Compensation Table below lists the annual incentive compensation paid to our named executive officers for 2019.

Long-Term Incentive Compensation

Consistent with our compensation strategy, we provide our named executive officers with long-term incentive compensation to create incentives to drive earnings growth and share price appreciation for the benefit of stockholders and encourage retention. Accordingly, 2019 long-term incentive compensation for our named executive officers focused on aligning their interests with those of stockholders, achieving competitiveness with the external market, rewarding key talent contributions and retention. Long-term incentive compensation is granted under our 2018 Equity and Incentive Plan. Our compensation consultant and the Committee periodically review our plan design to confirm its consistency with the plan design of our peers with respect to items such as long-term incentive mix prevalence and vesting provisions.

Management annually recommends to the Committee an aggregate budget available for long-term incentive compensation. For 2019, the aggregate budget was allocated based on the relative number of eligible executives. Long-term incentive compensation is then recommended by management (other than for our CEO, which is determined by the Committee) and granted by the Committee to the named executive officers based on individual performance review, tenure, scope of responsibility and future potential. Elements of individual performance considered by the Committee in such review include results of operations, achievement of strategic objectives and leadership characteristics.

Based on these factors, annual long-term incentive awards were granted to our named executive officers in February 2019 in the form of RSUs, stock options, and performance-vested RSUs ("PVRSUs"). As a result of its review of plan design described above and taking into account peer and industry practice, in February 2019, the Committee determined to incorporate PVRSUs into our long-term incentive plan ("LTIP") commencing in 2019. As discussed below, PVRSUs are viewed as a modifier of the annual long-term incentive awards because premium performance in excess of target must be achieved in order for any portion of the PVRSUs to be earned. Each type of award is subject to multi-year vesting to promote retention.

The Committee determined our CEO's 2019 annual long-term incentive award to be in the form of 50% RSUs and 50% stock options plus an LTIP modifier in the form of PVRSUs. The maximum number of PVRSUs that our CEO may earn under the LTIP modifier was determined using a value equal to 50% of the target value of his total 2019 LTIP award (RSUs and stock options). For our other named executive officers, annual long-term incentive awards were granted in the form of 75% RSUs and 25% stock options plus an LTIP modifier in the form of PVRSUs. The maximum number of PVRSUs that each of these named executive officers may earn under the LTIP modifier was determined using a value equal to 25% of the target value of his or her total 2019 LTIP award (RSUs and stock options).

An RSU represents the right to receive a share of our common stock on a set vesting date subject to continued employment and provides the executive incentive to drive share price appreciation while encouraging retention.

A stock option represents the right to purchase a number of shares of common stock for a price per share equal to the closing market price of a share of our common stock on the grant date of the stock option (referred to as the exercise price). Stock options are designed to motivate our named executive officers to increase stockholder value through share price appreciation, as the executives realize value from the options only if our stock price increases above the exercise price.

A PVRSU represents the right to receive a share of our common stock on a set vesting date subject to achievement of pre-established performance goals based on earnings before interest and taxes ("EBIT") per share, as adjusted, and continued employment and provides the executive incentive to drive earnings growth and share price appreciation while encouraging retention.

The performance goals for our PVRSU awards are set by the Committee at levels that exceed our three-year projected target EBIT per share established at the time of grant of the PVRSU award. Target EBIT per share represents a level of EBIT consistent with our projected operating budget. Because PVRSU awards vest only if actual EBIT per share, as adjusted, exceeds target EBIT per share, the probable outcome with respect to these awards at the time of grant is that adjusted EBIT per share in excess of target EBIT per share will not be achieved and no PVRSUs will be earned. The Committee believes that the PVRSU performance goals are consistent with the Committee's intention of making the vesting of these awards contingent upon achieving exceptional growth in EBIT per share that strongly benefits stockholders.

Vesting of PVRSUs granted in 2019 is contingent upon achievement of the levels of performance specified below and where performance is achieved between these specified performance tiers the number of vested PVRSUs is interpolated. No shares vest under the terms of these awards unless our cumulative adjusted EBIT per share performance exceeds 100% of target EBIT at the end of the three-year performance period. We do not disclose the EBIT target for our PVRSU awards while the applicable performance period is ongoing because this goal relates to executive compensation to be earned in future years and we believe that disclosure of this forward-looking target would cause us competitive harm.

Performance Achievement as % of Cumulative EBIT Per Share Target	Level of Vesting as % of Total PVRSUs

100%	0% of PVRSUs (target)

101.7%	25% of PVRSUs

103.3%	50% of PVRSUs

105%	75% of PVRSUs

106.5%	100% of PVRSUs (maximum)

The total cost of PVRSUs is fully funded by achievement of the EBIT per share performance goals, which represent premium levels of earnings growth. The EBIT per share results may be adjusted to reflect certain items which may be recurring or non-recurring and which in our view do not necessarily reflect ongoing performance, such as restructuring costs and impairments, the categories for which are specified at the outset of the performance period. Subject to achievement of performance tiers, vesting occurs on the third anniversary of the grant date or later upon certification of results by the Committee.

Consistent with the objectives described above, in February 2019, the Committee granted RSUs, stock options and PVRSUs to each of our named executive officers in the amounts listed in the Grants of Plan-Based Awards Table below.

Perquisites

We provide our named executive officers with perquisites that management and the Committee believe are reasonable, competitive and consistent with our compensation strategy. Management and the Committee believe that our perquisites help us to retain highly talented managers and allow them to operate more effectively.

In February 2019, the committee reviewed the perquisites provided to senior management of the Company including our named executive officers including the associated cost. Based on this review, the Committee determined not to make any changes to the perquisite program and approved the perquisites for 2019 including a leased automobile and financial planning services. For certain perquisites, the named executive officers, other than our CEO, receive a tax gross-up payment, which means they receive additional compensation to reimburse them for the amount of taxes owed on the compensation imputed for the perquisite.

The All Other Compensation Table below lists compensation attributable to perquisites provided to the named executive officers for 2019.

Deferred Compensation Plans

Officer Deferred Compensation Plan.    Our nonqualified officer deferred compensation plan permits named executive officers to defer base salary and annual incentive compensation. We match executive contributions to the plan up to 6% of base salary and annual incentive compensation. The executive makes an irrevocable deferral election prior to the beginning of the calendar year. Upon termination from the Company, the executive may elect a single lump-sum payment of his or her account or may elect payments in annual installments of up to ten years. The participant's entire account balance is 100% vested. The contributions to our officer deferred compensation plan applicable to our named executive officers are listed below in the Nonqualified Deferred Compensation Table.

Savings Restoration Plan.    We make available to our named executive officers a savings restoration plan, which allows executives to defer compensation in excess of the amounts permitted by the Internal Revenue Code of 1986, as amended (the "Code"), but there are no matching contributions for these deferrals. None of our named executive officers have a balance under our Savings Restoration Plan.

401(k) Plan.    We provide all employees, including our named executive officers, with a 401(k) plan. Our 401(k) plan permits named executive officers to defer base salary. In 2019, we provided named executive officers and other participants a Company match of base salary contributed up to 5% of base salary, subject to statutory limitations under the Code. The Company match is 100% vested.

Severance Arrangements

The employment agreements and employment letters of our named executive officers provide for payments as a percentage of base salary and annual incentive compensation, as well as accelerated vesting of specified long-term equity grants, and in the case of PVRSUs, vesting based on performance during a specified period, if the executive's employment is terminated without cause or, if applicable, for a constructive discharge. These severance terms for our named executive officers are generally consistent with peer group market practices and data provided by our compensation consultant. These payments and terms are discussed more specifically below under Agreements with Named Executive Officers and Potential Payments on Termination or Change-in-Control.

We believe these arrangements are necessary to attract and retain our executives and ensure the continuity of management. The primary focus of the severance terms is generally on the termination of employment and thus the value of these terms arises only in the context of imminent termination. The severance terms do not enhance an executive's current income and therefore are independent of the Committee's review of executive compensation.

Change-in-Control Arrangements

In the event of a change-in-control of Wyndham Hotels, the named executive officers receive cash severance payments only if their employment is terminated without cause or, if applicable, for constructive discharge following the change-in-control. Our named executive officers are not entitled to any excise tax gross-up in connection with their change-in-control arrangements. Long-term equity compensation grants made to all eligible employees, including the named executive officers, fully vest on a change-in-control. The payments and terms of our named executive officers' change-in-control arrangements are discussed below under Agreements with Named Executive Officers and Potential Payments on Termination or Change-in-Control.

The change-in-control terms for the named executive officers established in connection with their employment agreements and letters are generally consistent with peer group market practices and data provided by our compensation consultant. Since a potential change-in-control transaction generally results in increased stockholder value, the Committee believes that it is important to provide incentives to motivate the named executive officers to pursue and complete a potential transaction should it arise and ensure retention. Like the severance arrangements, the value of the change-in-control arrangements arises only in the context of an imminent change-in-control. The terms do not enhance the named executive officers' current income and therefore are independent of the Committee's review of executive compensation.

Executive Officer Stock Ownership Guidelines

Our Executive Officer Stock Ownership Guidelines are intended to align further the financial interests of executive officers with the interests of stockholders. The guidelines require our named executive officers to own our common stock with a market value at least equal to the following multiples: CEO: 4 times base salary, CFO: 2 times base salary, and all other executive officers: 1 times base salary. Named executive officers have a period of five years after first becoming an executive officer subject to the guidelines to achieve compliance with this ownership requirement. Stock ownership meeting the guidelines includes common stock and RSUs but excludes PVRSUs and stock options. As of December 31, 2019, all of the named executive officers were in compliance with the stock ownership guidelines or were in the initial five year period after becoming an executive officer of the Company.

Policy Against Hedging and Pledging of Company Stock

Our insider trading policy contains restrictions on transactions in our securities by our Directors, executive officers and other employees who have regular access to material nonpublic information in the normal course of their duties. Under this policy, these parties are prohibited from directly or indirectly purchasing financial instruments or engaging in any derivative transactions that are designed to hedge, offset or eliminate the risk of any decrease in the market value of Wyndham Hotels securities. These persons are also prohibited under this policy from pledging Wyndham Hotels securities as collateral for personal loans, including holding Wyndham Hotels securities in margin accounts.

Compensation Committee Report

The Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on this review, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.

COMPENSATION COMMITTEE
Bruce B. Churchill (Chair)
Myra J. Biblowit
James E. Buckman

2019 Summary Compensation Table

The following table summarizes compensation paid to our named executive officers for 2019, 2018 and 2017. Information provided for 2018 and 2017 includes compensation paid by Wyndham Worldwide prior to our spin-off.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(a)	Option Awards ($)(a)	Non-Equity Incentive Plan Compensation ($)(b)	All Other Compensation ($)(c)	Total ($)

Geoffrey A. Ballotti	2019	999,999	--	2,000,000	2,000,000	1,499,999	218,864	6,718,862

President and Chief Executive Officer	2018	888,191	--	3,900,000	2,500,000	1,350,724	176,824	8,815,739

	2017	744,999	--	2,900,000	--	806,834	386,221	4,838,054

Michele Allen (d)	2019	385,323	--	393,750	131,250	201,585	91,675	1,203,583

Chief Financial Officer	--	--	--	--	--	--	--	--

	--	--	--	--	--	--	--	--

Tom H. Barber	2019	400,000	--	750,000	250,000	300,000	106,706	1,806,706

Global Chief Development Officer	2018	355,032	297,440(e)	950,000	250,000	263,500	104,549	2,220,521

	2017	295,684	81,250(e)	543,750	--	141,041	98,763	1,160,488

Mary R. Falvey	2019	510,000	--	1,125,000	375,000	510,000	159,376	2,679,376

Chief Administrative Officer	2018	510,000	--	2,400,000	500,000	579,360	1,159,818	5,149,178

	2017	510,000	--	1,900,000	--	540,600	286,749	3,237,349

Robert D. Loewen	2019	525,015	--	1,125,000	375,000	393,762	97,553	2,516,330

Chief Operating Officer	2018	487,972	--	1,687,500	500,000	367,633	94,003	3,137,108

	2017	438,557	--	375,000	--	237,479	115,860	1,166,896

David B. Wyshner	2019	620,397	--	1,875,000	625,000	620,397	3,786,977	7,527,771

Former Chief Financial Officer	2018	650,013	--	4,025,000	875,000	738,415	65,378	6,353,806

	2017	257,505	--	3,500,000	--	272,955	31,377	4,061,837

(a)
Represents the aggregate grant date fair value of equity awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (ASC 718). A discussion of the assumptions used in calculating the fair value of such awards may be found in Note 14 to our 2019 audited financial statements of our Annual Report on Form 10-K filed with the SEC on February 13, 2020.

No grant date fair value is attributable to PVRSU awards under ASC 718 due to the fact that no amount will be earned under these awards at target performance. Performance results must exceed 100% of target performance in order for any PVRSUs to be earned and must meet 106.5% of target performance in order for the maximum number of PVRSUs to be earned. The grant date fair value of PVRSU awards granted in 2019 assuming maximum achievement of performance goals would be as follows: Mr. Ballotti, $2,000,000; Ms. Allen, $131,250; Mr. Barber, $250,000; Ms. Falvey, $375,000; Mr. Loewen, $375,000; and Mr. Wyshner, $625,000. The actual value realized by each individual with respect to PVRSU awards will depend on the number of shares earned based on our actual performance over the cumulative three-year performance period measured against the performance goals established at the time of grant.

(b)
For 2019, represents annual incentive compensation for 2019 paid in 2020. For 2018, represents annual incentive compensation for 2018 paid in 2019. For 2017, represents annual incentive compensation for 2017 paid in 2018.

(c)
See All Other Compensation Table below for a description of compensation included in this column.

(d)
Information is not reported for Ms. Allen for 2018 or 2017 because she was not previously a named executive officer. Ms. Allen was appointed as our CFO on December 3, 2019. During 2019 prior to that date, Ms. Allen served as our Executive Vice President and Treasurer.

(e)
Mr. Barber received a transaction bonus paid in two installments in 2017 and 2018 for services rendered in connection with the spin-off.

2019 All Other Compensation Table

The All Other Compensation column in the Summary Compensation Table above includes the following for 2019.

	Mr. Ballotti ($)	Ms. Allen ($)	Mr. Barber ($)	Ms. Falvey ($)	Mr. Loewen ($)	Mr. Wyshner ($)

Company automobile (a)	28,277	24,047	25,156	41,791	18,152	--

Financial planning services (b)	20,164	9,475	9,475	12,460	--	4,950

401(k) Company match	15,923	9,557	15,923	15,862	15,962	16,000

Deferred compensation Company match	150,000	35,214	42,000	61,200	55,126	74,448

Annual physical (c)	4,500	4,500	4,500	4,500	--	4,500

Aggregate tax gross-up (d)	--	8,882	9,652	23,563	8,313	2,402

Severance (e)	--	--	--	--	--	3,684,677

Total (f)	218,864	91,675	106,706	159,376	97,553	3,786,977

(a)
Aggregate incremental cost to us of automobile benefit calculated as the aggregate Company payment less any executive contribution. The amounts for Company payment include insurance and other charges and exclude tax gross-up described below.

(b)
Amounts exclude tax gross-up described below.

(c)
Aggregate incremental cost to us of annual physical exams for our named executive officers.

(d)
Aggregate tax gross-up for our named executive officers consisted of the following: Ms. Allen, automobile, $6,414 and financial planning, $2,468; Mr. Barber, automobile, $6,686 and financial planning, $2,966; Ms. Falvey, automobile, $17,517 and financial planning, $6,046; Mr. Loewen, automobile, $8,313; and Mr. Wyshner, financial planning, $2,402.

(e)
Severance consists of Mr. Wyshner's $2,600,000 cash severance payment, $40,911 for reimbursement of 18 months' of COBRA premiums, $999,996 attributable to accelerated vesting of his outstanding time-based RSU grants (valued for purposes of this table using our closing price of $50.95 on February 28, 2020, the last trading day prior to the effective date of termination), $11,000 for annual physical, $12,770 for financial planning and $20,000 for outplacement. Of the equity acceleration amount, approximately $455,442 is attributable to 8,939 time-based RSUs granted in February 2019. In accordance with SEC rules, the $468,763 grant date fair value of these accelerated time-based RSUs is also reported in the Stock Awards column of the 2019 Summary Compensation Table for the same year, thereby causing an amount attributable to these shares to be counted twice in his total compensation. Mr. Wyshner is also entitled to accelerated vesting of a portion of his outstanding stock option grants, which were out-of-the-money based on our closing price on February 28, 2020, and a portion of his PVRSUs. See "Agreements with Named Executive Officers – Mr. Wyshner – Separation and Release Agreement" below for additional information.

(f)
In accordance with SEC rules, the value of dividends paid to our named executive officers on vesting of RSUs is not reported above because dividends were factored into the grant date fair value of these awards.

 2019 Grants of Plan-Based Awards Table

The following table summarizes grants of plan-based awards made to the named executive officers in 2019.

Name	Award Type (a)	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (b)			Estimated Possible Payouts Under Equity Incentive Plan Awards (c)			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option

			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)	Options (#)	Awards ($)	Awards ($)

Mr. Ballotti	RSU	2/27/19	--	--	--	--	--	--	38,138	--	--	2,000,000

	Option	2/27/19	--	--	--	--	--	--	--	191,204	52.44	2,000,000

	PVRSUs	2/27/19	--	--	--	1	--	38,138	--	--	--	0

	2019 AIP	(b)	375,000	1,500,000	2,250,000	--	--	--	--	--	--	--

Ms. Allen	RSU	2/27/19	--	--	--	--	--	--	7,508	--	--	393,750

	Option	2/27/19	--	--	--	--	--	--	--	12,547	52.44	131,250

	PVRSUs	2/27/19	--	--	--	1	--	2,502	--	--	--	0

	2019 AIP	(b)	50,396	201,585	302,378	--	--	--	--	--	--	--

Mr. Barber	RSU	2/27/19	--	--	--	--	--	--	14,302	--	--	750,000

	Option	2/27/19	--	--	--	--	--	--	--	23,900	52.44	250,000

	PVRSUs	2/27/19	--	--	--	1	--	4,767	--	--	--	0

	2019 AIP	(b)	75,000	300,000	450,000	--	--	--	--	--	--	--

Ms. Falvey	RSU	2/27/19	--	--	--	--	--	--	21,453	--		1,125,000

	Option	2/27/19	--	--	--	--	--	--	--	35,850	52.44	375,000

	PVRSUs	2/27/19	--	--	--	1	--	7,151	--	--	--	0

	2019 AIP	(b)	127,500	510,000	765,000	--	--	--	--	--	--	--

Mr. Loewen	RSU	2/27/19	--	--	--	--	--	--	21,453	--	--	1,125,000

	Option	2/27/19	--	--	--	--	--	--	--	35,850	52.44	375,000

	PVRSUs	2/27/19	--	--	--	1	--	7,151	--	--	--	0

	2019 AIP	(b)	98,438	393,750	590,625	--	--	--	--	--	--	--

Mr. Wyshner	RSU	2/27/19	--	--	--	--	--	--	35,755	--	--	1,875,000

	Option	2/27/19	--	--	--	--	--	--	--	59,751	52.44	625,000

	PVRSUs	2/27/19	--	--	--	1	--	11,918	--	--	--	0

	2019 AIP	(b)	155,099	620,397	930,596	--	--	--	--	--	--	--

(a)
RSU: RSU awards granted on February 27, 2019 which vest ratably over four years subject to continued employment through the vesting date.

Option: Stock options granted on February 27, 2019 which vest ratably over four years subject to continued employment through the vesting date.

PVRSUs: PVRSU awards granted on February 27, 2019 which vest subject to achievement of pre-established performance goals over a three-year performance period ending December 31, 2021 as described in footnote (c) below.

2019 AIP: Award opportunities under our 2019 annual cash incentive plan.

(b)
Represents potential threshold, target and maximum annual incentive compensation for 2019. Amounts actually paid for 2019 are reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above. For 2019, Ms. Allen's annual incentive award was prorated to reflect her target award opportunity and base salary rate in effect prior to and following her appointment to CFO on December 3, 2019.

(c)
The amounts in these columns represent the range of PVRSUs that may be earned for above target performance only. No shares will be earned pursuant to these awards unless our EBIT per share performance exceeds 100% of target performance at the end of the cumulative three-year performance period. Vesting of these PVRSUs is contingent upon achievement of premium levels of adjusted EBIT per share performance over a cumulative three-year period. Where performance is achieved between the specified performance tiers the number of vested PVRSUs is interpolated. The actual number of PVRSUs earned pursuant to these awards will be determined and paid following the completion of the three-year performance period based on our actual performance against the performance goal established at the time of grant as adjusted. PVRSUs, if earned, convert to our common stock on a one-for-one basis.

Under our 2018 Equity and Incentive Plan, all grants set forth in the table fully vest on a change-in-control. Dividends paid on our common stock are credited for unvested RSUs and PVRSUs and are paid in cash only to the extent the underlying RSUs or PVRSUs vest.

Outstanding Equity Awards at 2019 Fiscal Year-End Table

The following table summarizes the number of securities underlying outstanding plan awards for the named executive officers as of December 31, 2019.

		Option Awards					Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options (#)			Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested		Equity Incentive Plan Awards: Market Value of Unearned Shares, or Units That Have Not Vested

		Exercisable	Unexercisable		($)		(#)		($)(a)	(#)		($)(a)

Mr. Ballotti	6/1/2018	53,327	159,983	(b)	61.40	6/1/2024	30,537	(c)	1,918,029	--		--

	2/27/2019	--	191,204	(d)	52.44	2/27/2029	38,138	(e)	2,395,448	38,138	(f)	2,395,448

Ms. Allen	6/1/2018	2,666	7,999	(b)	61.40	6/1/2024	4,581	(c)	287,733	--		--

	2/27/2019	--	12,547	(d)	52.44	2/27/2029	7,508	(e)	471,577	2,502	(f)	157,151

Mr. Barber	6/1/2018	5,332	15,999	(b)	61.40	6/1/2024	9,161	(c)	575,402	--		--

	2/27/2019	--	23,900	(d)	52.44	2/27/2029	14,302	(e)	898,309	4,767	(f)	299,415

Ms. Falvey	6/1/2018	10,665	31,997	(b)	61.40	6/1/2024	18,322	(c)	1,150,805	--		--

	2/27/2019	--	35,850	(d)	52.44	2/27/2029	21,453	(e)	1,347,463	7,151	(f)	449,154

Mr. Loewen	6/1/2018	10,665	31,997	(b)	61.40	6/1/2024	18,322	(c)	1,150,805	--		--

	2/27/2019	--	35,850	(d)	52.44	2/27/2029	21,453	(e)	1,347,463	7,151	(f)	449,154

Mr. Wyshner	6/1/2018	18,664	55,994	(b)(g)	61.40	3/1/2022	32,064	(c)(g)	2,013,940	--		--

	2/27/2019	--	59,751	(d)(g)	52.44	3/1/2022	35,755	(e)(g)	2,245,772	11,918	(f)	748,570

(a)
Calculated using closing price of Wyndham Hotels common stock on the NYSE on December 31, 2019 of $62.81.
(b)
Grant of stock options, which vest ratably over a period of four years on each anniversary of June 1, 2018.
(c)
Grant of RSUs, which vest ratably over a period of four years on each anniversary of June 1, 2018.
(d)
Grant of stock options, which vest ratably over a period of four years on each anniversary of February 27, 2019.
(e)
Grant of RSUs, which vest ratably over a period of four years on each anniversary of February 27, 2019.
(f)
Grant of PVRSUs which vests following the conclusion of a three-year performance period ending on December 31, 2021 based on actual three-year cumulative EBIT, as adjusted, as measured against the pre-established performance tiers. Amount reported represents the maximum number of shares which may be earned.
(g)
Upon Mr. Wyshner's cessation of employment on March 1, 2020, all of his outstanding time-based RSUs and stock options that were scheduled to vest within one year following his departure became vested. His vested stock options will remain exercisable for two years following termination, or if earlier, until the original expiration date. His outstanding PVRSUs remain outstanding and will vest on a prorated basis following the performance period ending December 31, 2021, subject to achievement of performance goals, based on the portion of the performance period during which he was employed plus twelve months.

 2019 Option Exercises and Stock Vested Tables

The following tables summarize the vesting of RSUs and PVRSUs in 2019 with respect to the common stock of Wyndham Hotels.

	Option Awards			Stock Awards

Name	Date	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Date	Number of Wyndham Hotels Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(a)

Mr. Ballotti	--	--	--	6/1/19(b)	10,179	542,948

	--	--	--	7/1/19(c)	12,109	680,163

Ms. Allen	--	--	--	6/1/19(b)	1,526	81,397

	--	--	--	7/1/19(c)	973	54,653

Mr. Barber	--	--	--	6/1/19(b)	3,053	162,847

	--	--	--	7/1/19(c)	1,729	97,118

Ms. Falvey	--	--	--	6/1/19(b)	6,107	325,747

	--	--	--	7/1/19(c)	7,784	437,227

Mr. Loewen	--	--	--	6/1/19(b)	6,107	325,747

	--	--	--	7/1/19(c)	1,621	91,052

Mr. Wyshner	--	--	--	6/1/19(b)	10,688	570,098

	--	--	--	7/1/19(c)	12,109	680,163

(a)
Amounts in this column reflect the number of shares vested multiplied by the closing market price per share on the vesting date (or the immediately preceding trading day if the vesting date fell on a date on which there was no trading on the NYSE) as follows: May 31, 2019, $53.34 and July 1, 2019, $56.17.

(b)
RSUs granted on March 1, 2018 which vested in full on July 1, 2019.

(c)
RSUs granted on June 1, 2018, 25% of which vested on June 1, 2019.

2019 Nonqualified Deferred Compensation Table

The following table provides information regarding 2019 nonqualified deferred compensation for the named executive officers under our Officer Deferred Compensation Plan. None of our named executive officers have a balance under our Savings Restoration Plan.

Name	Executive Contributions in 2019 ($)(a)	Company Contributions in 2019 ($)(b)	Aggregate Earnings in 2019 ($)(c)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/2019 ($)(d)

Mr. Ballotti	150,000	150,000	1,012,758	--	4,220,582

Ms. Allen	35,214	35,214	30,906	--	227,977

Mr. Barber	42,000	42,000	48,806	--	325,783

Ms. Falvey	61,200	61,200	597,688	--	2,673,818

Mr. Loewen	55,126	55,126	121,223	(45,311)	566,873

Mr. Wyshner	74,448	74,448	57,609	--	348,292

(a)
All amounts are included as 2019 compensation in the Summary Compensation Table above. Includes amounts applicable to 2019 annual incentive compensation paid in 2020.

(b)
All amounts are reported as 2019 compensation in the All Other Compensation Table above. Includes amounts applicable to 2019 annual incentive compensation paid in 2020.

(c)
Represents gains or losses in 2019 on investment of aggregate balance.

(d)
Salary and annual incentive compensation deferred under the Officer Deferred Compensation Plan, as well as Company contributions, are reported as compensation in the Summary Compensation Table for the respective year in which the salary or annual incentive compensation was paid or earned.

Our Officer Deferred Compensation Plan is described above under Compensation Discussion and Analysis. The aggregate balances of the named executive officers are invested based on the executive's investment election made at the time of enrollment. Executives may change their investment elections during the year. For 2019, we offered a range of investment options consisting of various mutual funds including money market, index, debt and equity funds.

Agreements with Named Executive Officers

The following describes our employment, termination and related arrangements with our named executive officers. Additional information regarding the termination arrangements of our named executive officers can be found under Potential Payments on Termination or Change-in-Control.

Mr. Ballotti

Employment Agreement.    In June 2018, we entered into an employment agreement with Mr. Ballotti with a term expiring in May 2021.

Mr. Ballotti's agreement provides for a minimum base salary of $1 million, annual incentive compensation with a target amount equal to 150% of his base salary subject to meeting performance goals, grants of equity incentive compensation as determined by the Committee and employee benefits and perquisites generally available to our executive officers.

Mr. Ballotti's agreement provides that if his employment is terminated without cause or due to a constructive discharge, he will be entitled to: a lump-sum payment equal to 299% of the sum of his then-current base salary plus the highest annual incentive compensation award paid to Mr. Ballotti with respect to the three years immediately preceding the year in which his employment is terminated (but in no event will the annual incentive compensation portion exceed his then target incentive compensation award, and if he is terminated before completion of the first three years following the effective date of the agreement, the annual incentive compensation portion will be no less than his then target annual incentive compensation award). In addition, if he elects to continue health plan coverage in accordance with the Consolidated Omnibus Budget Reconciliation Act (COBRA), the Company will reimburse him for the costs associated with such continued COBRA health coverage for up to 18 months, terminable earlier if he becomes eligible for coverage from a subsequent employer.

In the event of a without cause or constructive discharge termination, all of Mr. Ballotti's then-outstanding time-based equity awards that would otherwise vest within the one year following such termination will vest and any such awards that are stock options or stock appreciation rights will remain exercisable until the earlier of two years following such termination and the original expiration date of such awards. Any then-outstanding performance-based equity awards would vest and be paid on a prorated basis following the performance period, subject to achievement of the applicable performance goals, based upon the portion of the performance period during which Mr. Ballotti was employed by the Company plus twelve months (or if less, the entire performance period). The provisions of the employment agreement relating to equity awards do not supersede any right to acceleration of vesting of such awards in the event of a change-in-control, death or disability as provided for in the 2018 Equity and Incentive Plan and award agreements. Mr. Ballotti's entitlement to the foregoing severance payments and benefits under his employment agreement is subject to his timely execution and non-revocation of a general release of claims in favor of the Company.

The agreement provides for customary restrictive covenants, including non-competition and non-solicitation covenants effective during the period of employment and (i) for one year following termination of employment for any reason, if Mr. Ballotti's employment terminates after expiration of the term of the employment agreement, or (ii) for two years following termination of employment for any reason, if Mr. Ballotti's employment terminates during the initial three-year term of the employment agreement.

Ms. Allen

Employment Agreement.    In December 2019, in connection with Ms. Allen's appointment as our CFO, we entered into an employment agreement with Ms. Allen, with a three-year term expiring in December 2022.

Ms. Allen's agreement provides for a minimum base salary of $500,000, annual incentive compensation with a target amount equal to 75% of her base salary subject to meeting performance goals (with her annual incentive award for fiscal year 2019 prorated to reflect her target amount in effect prior to her appointment and her new target amount effective December 3, 2019), grants of equity incentive awards as determined by the Committee, employee benefits generally offered to eligible full-time employees, and perquisites generally offered to similarly situated senior executive officers.

Ms. Allen's agreement provides that if her employment is terminated without cause or due to a constructive discharge, she will be entitled to: a lump-sum payment equal to 200% of the sum of her then-current base salary, plus the highest annual incentive compensation award paid to Ms. Allen with respect to the three years immediately preceding the year in which her employment is terminated (but in no event will the annual incentive compensation portion exceed her then-target incentive compensation award, and if she is terminated before completion of the first three years following the effective date of the agreement, the annual incentive compensation portion will be Ms. Allen's then-target incentive compensation award). In addition, if she elects to continue health plan coverage in accordance with COBRA, the Company will reimburse her for the costs associated with such continued COBRA health coverage for up to 18 months, terminable earlier if she becomes eligible for coverage from a subsequent employer.

In the event of a without cause or constructive discharge termination, all of Ms. Allen's then-outstanding time-based equity awards granted on or after December 3, 2019 that otherwise would vest within the one year following such termination will vest, and any such awards that are stock options or stock appreciation rights will remain exercisable until the earlier of two years following such termination and the original expiration date of such awards. Any then-outstanding performance-based equity awards would vest and be paid on a prorated basis following the performance period, subject to achievement of the applicable performance goals, based upon the portion of the performance period during which Ms. Allen was employed by the Company plus twelve months (or, if less, the entire performance period). The provisions of the employment agreement relating to equity awards do not supersede any right to acceleration of vesting of such awards in the event of a change-in-control, death or disability as provided for in the 2018 Equity and Incentive Plan and award agreements. Ms. Allen's entitlement to the foregoing severance payments and benefits under her employment agreement is subject to her timely execution and non-revocation of a general release of claims in favor of the Company.

The agreement provides for customary restrictive covenants, including non-competition and non-solicitation covenants effective during the period of employment and (i) for one year following termination of employment for any reason, if Ms. Allen's employment terminates after expiration of the term of the employment agreement, or (ii) for two years following termination of employment for any reason, if Ms. Allen's employment terminates during the initial three-year term of the employment agreement.

Mr. Barber

Employment Letter.    In May 2018, we entered into an employment letter with Mr. Barber with an effective date of June 1, 2018.

Mr. Barber will leave his role as Global Chief Development Officer effective April 1, 2020. We expect to enter into a Separation and Release Agreement with Mr. Barber providing for separation consideration consistent with the terms of his employment letter as described below.

Mr. Barber's employment letter provided for a minimum base salary of $400,000, annual incentive compensation with a target amount equal to 75% of his base salary subject to meeting performance goals, grants of equity incentive compensation as determined by the Committee and employee benefits and perquisites generally available to our executive officers.

Mr. Barber's employment letter provides that if his employment is terminated by the Company other than for cause, but not including termination due to death or disability, he will be entitled to a lump-sum payment equal to 200% of the sum of his then-current base salary plus the highest annual incentive compensation award paid to Mr. Barber with respect to the three years immediately preceding the year in which his employment is terminated (but in no event will the annual incentive compensation portion exceed his then target incentive compensation award, and if he is terminated before completion of the first three years following the effective date of the agreement, the annual incentive compensation portion will be no less than his then target annual incentive compensation award). In addition, if he elects to continue health plan coverage in accordance with COBRA, the Company will reimburse him for the costs associated with continued COBRA health coverage for up to 18 months, terminable earlier if he becomes eligible for coverage from a subsequent employer.

In the event of a termination by the Company other than for cause, but not including termination due to death or disability, Mr. Barber's agreement provides that all of his then-outstanding time-based equity awards that would otherwise vest within the one year following such termination will vest and any such awards that are stock options or stock appreciation rights will remain exercisable until the earlier of two years following such termination and the original expiration date of such awards. Any then-outstanding performance-based equity incentive awards would vest and be paid on a prorated basis following the performance period, subject to achievement of performance goals, based upon the portion of the performance period during which Mr. Barber was employed by the Company plus twelve months (or if less, the entire performance period remaining after the termination of his employment). Mr. Barber's entitlement to the foregoing severance payments and benefits under his employment letter is subject to his timely execution and non-revocation of a general release of claims in favor of the Company.

Ms. Falvey

Employment Letter.    In May 2018, we entered into an employment letter with Ms. Falvey with an effective date of June 1, 2018.

Ms. Falvey's employment letter provides for a minimum base salary of $510,000, annual incentive compensation with a target amount equal to 100% of her base salary subject to meeting performance goals, grants of equity incentive compensation as determined by the Committee and employee benefits and perquisites generally available to our executive officers.

Ms. Falvey's employment letter provides that if her employment is terminated by the Company other than for cause, but not including termination due to death or disability, she will be entitled to a lump-sum payment equal to 200% of the sum of her then-current base salary plus the highest annual incentive compensation award paid to Ms. Falvey with respect to the three years immediately preceding the year in which her employment is terminated (but in no event will the annual incentive compensation portion exceed her then target incentive compensation award, and if she is terminated before completion of the first three years following the effective date of the agreement, the annual incentive compensation portion will be no less than her then target annual incentive compensation award). In addition, if she elects to continue health plan coverage in accordance with COBRA, the Company will reimburse her for the costs associated with continued COBRA health coverage for up to 18 months, terminable earlier if she becomes eligible for coverage from a subsequent employer.

In the event of a termination by the Company other than for cause, but not including termination due to death or disability, all of Ms. Falvey's then-outstanding time-based equity awards that would otherwise vest within the one year following such termination will vest and any such awards that are stock options or stock appreciation rights will remain exercisable until the earlier of two years following such termination and the original expiration date of such awards. Any then-outstanding performance-based equity incentive awards would vest and be paid on a prorated basis following the performance period, subject to achievement of performance goals, based upon the portion of the performance period during which Ms. Falvey was employed by the Company plus twelve months (or if less, the entire performance period remaining after the termination of her employment). The provisions of the employment letter relating to equity awards do not supersede any right to acceleration of vesting of such awards in the event of a change-in-control, death or disability as provided for in the 2018 Equity and Incentive Plan and award agreements. Ms. Falvey's entitlement to the foregoing severance payments and benefits under her employment letter is subject to her timely execution and non-revocation of a general release of claims in favor of the Company.

Mr. Loewen

Employment Letter.    In May 2018, we entered into an employment letter with Mr. Loewen with an effective date of June 1, 2018.

Mr. Loewen's employment letter provides for a minimum base salary of $525,000, annual incentive compensation with a target amount equal to 75% of his base salary subject to meeting performance goals, grants of equity incentive compensation as determined by the Committee and employee benefits and perquisites generally available to our executive officers.

Mr. Loewen's employment letter provides that if his employment is terminated by the Company other than for cause, but not including termination due to death or disability, he will be entitled to a lump-sum payment equal to 200% of the sum of his then-current base salary plus the highest annual incentive compensation award paid to Mr. Loewen with respect to the three years immediately preceding the year in which his employment is terminated (but in no event will the annual incentive compensation portion exceed his then target incentive compensation award, and if he is terminated before completion of the first three years following the effective date of the agreement, the annual incentive compensation portion will be no less than his then target annual incentive compensation award. In addition, if he elects to continue health plan coverage in accordance with COBRA, the Company will reimburse him for the costs associated with continued COBRA health coverage for up to 18 months, terminable earlier if he becomes eligible for coverage from a subsequent employer.

In the event of a termination by the Company other than for cause, but not including termination due to death or disability, all of Mr. Loewen's then-outstanding time-based equity awards that would otherwise vest within the one year following such termination will vest and any such awards that are stock options or stock appreciation rights will remain exercisable until the earlier of two years following such termination and the original expiration date of such awards. Any then-outstanding performance-based equity incentive awards would vest and be paid on a prorated basis following the performance period, subject to achievement of performance goals, based upon the portion of the performance period during which Mr. Loewen was employed by the Company plus twelve months (or if less, the entire performance period remaining after the termination of his employment). The provisions of the employment letter relating to equity awards do not supersede any right to acceleration of vesting of such awards in the event of a change-in-control, death or disability as provided for in the 2018 Equity and Incentive Plan and award agreements. Mr. Loewen's entitlement to the foregoing severance payments and benefits under his employment letter is subject to his timely execution and non-revocation of a general release of claims in favor of the Company.

Mr. Wyshner

Employment Agreement.    In May 2018, upon completion of the spin-off, Mr. Wyshner's employment agreement was assigned to Wyndham Hotels, which assumed Wyndham Destinations' rights and obligations under the agreement.

On December 3, 2019, Mr. Wyshner ceased serving as CFO and as of one of our executive officers and transitioned to his current role as senior advisor through March 1, 2020. Upon Mr. Wyshner's transition to his role as senior advisor, his annual base salary rate was reduced to $100,000, and he continued to participate in the Company's health and deferred compensation plans and remained eligible to use a Company-leased automobile until his separation date. In connection with this transition, we entered into a separation and release agreement, as described below.

Mr. Wyshner's employment agreement provided for a minimum base salary of $650,000, annual incentive compensation with a target amount equal to 100% of his base salary subject to meeting performance goals, annual equity incentive compensation on terms as determined by the Committee, employee benefits generally offered to eligible full-time employees and perquisites generally offered to similarly situated senior executive officers. The agreement also provided for the following benefits upon termination of employment without cause: a lump-sum payment equal to 200% of the sum of his then-current base salary plus the highest annual incentive compensation award paid to him for any of the three years immediately preceding the year in which his employment is terminated (with the annual incentive compensation portion in no event to exceed 100% of his then-current base salary, and in the event of his termination within the three year period following the effective date of his employment agreement, the annual incentive compensation portion would be $650,000); if he were to elect to continue health plan coverage in accordance with COBRA, the Company would reimburse him for the costs associated with such continued COBRA health coverage for up to 18 months, terminable earlier if he becomes eligible for health and medical benefits from a subsequent employer; vesting of his outstanding time-based equity awards that would otherwise vest within one year following termination, with stock options remaining exercisable for two years following termination, or if earlier, until the original expiration date; and vesting of his outstanding performance-based equity awards to be paid on a prorated basis following the performance period, subject to achievement of performance goals, based on the portion of the performance period during which Mr. Wyshner was employed plus twelve months (or if less, the entire performance period).

Separation and Release Agreement.    In connection with Mr. Wyshner's ceasing to serve as our CFO, we entered into a separation and release agreement providing for separation consideration consistent with the terms of his employment agreement, as described above. In connection with his March 1, 2020 separation date, Mr. Wyshner is entitled to a lump sum severance payment equal to two times the sum of his base salary rate in effect during his role as CFO and target bonus, for a total payment of $2.6 million. With respect to his outstanding equity awards, Mr. Wyshner became entitled to accelerated vesting of 19,627 time-vested RSUs and 33,603 stock options, which vesting will occur following his departure. For illustrative purposes, using the closing price of Wyndham Hotels common stock of $50.95 on February 28, 2020, the last trading day prior to the effective date of termination, the approximate value of the accelerated time-vested RSUs was $999,996, and the accelerated stock options granted on June 1, 2018 and February 27, 2019, with exercise prices of $61.40 and $52.44, respectively, were out-of-the-money. Mr. Wyshner's 2019 PVRSU grant will vest and be paid on a prorated basis following the performance period, subject to achievement of performance goals, based on the portion of the performance period during which he was employed plus twelve months. In addition, Mr. Wyshner is eligible for continuing health coverage under COBRA ($2,273 per month) for 18 months following separation or, if earlier, until the date he becomes eligible for similar coverage from a subsequent employer. Mr. Wyshner is also entitled to participate in the executive medical program for 2020 at the Company's expense ($11,000), financial planning services until the completion of his 2020 tax returns ($12,770) and outplacement services for a period of up to 12 months following the separation date ($20,000). Under the agreement, Mr. Wyshner will be subject to customary restrictive covenants including non-competition and non-solicitation covenants effective for two years after termination of employment. All of the foregoing benefits are conditioned upon execution and non-revocation of a waiver and release of claims against the Company.

Potential Payments on Termination or Change-in-Control

The following table describes the potential payments and benefits to which the named executive officers who served during 2019 would be entitled upon termination of employment or change-in-control. The payments described in the table are based on the assumption that the termination of employment or change-in-control occurred on December 31, 2019. For a description of the severance payments and benefits to which Mr. Wyshner became entitled in connection with his separation of employment in December 2019, see above under Agreements with Named Executive Officers – Mr. Wyshner.

Name	Termination Event	Cash Severance ($)(a)	Continuation Of Medical Benefits ($)(b)	Acceleration of Equity Awards ($)(c)	Total Termination Payments ($)(d)

Mr. Ballotti	Voluntary Resignation, Retirement, Involuntary Termination for Cause	--	--	--	--

	Death or Disability	--	--	8,917,286	8,917,286

	Termination without Cause or Constructive Discharge	7,475,000	40,911	3,406,005	10,921,916

	Qualifying Termination Following Change-in-Control	7,475,000	40,911	8,917,286	16,433,197

Ms. Allen	Voluntary Resignation, Retirement, Involuntary Termination for Cause	--	--	--	--

	Death or Disability	--	--	1,057,852	1,057,852

	Termination without Cause or Constructive Discharge	1,750,000	37,085	354,852	2,141,937

	Qualifying Termination Following Change-in-Control	1,750,000	37,085	1,057,852	2,844,937

Mr. Barber	Voluntary Resignation, Retirement, Involuntary Termination for Cause	--	--	--	--

	Death or Disability	--	--	2,043,528	2,043,528

	Termination without Cause	1,400,000	13,859	685,395	2,099,254

	Qualifying Termination Following Change-in-Control	1,400,000	13,859	2,043,528	3,457,387

Ms. Falvey	Voluntary Resignation, Retirement, Involuntary Termination for Cause	--	--	--	--

	Death or Disability	--	--	3,364,302	3,364,302

	Termination without Cause	2,040,000	40,911	1,127,820	3,208,731

	Qualifying Termination Following Change-in-Control	2,040,000	40,911	3,364,302	5,445,213

Mr. Loewen	Voluntary Resignation, Retirement, Involuntary Termination for Cause	--	--	--	--

	Death or Disability	--	--	3,364,302	3,364,302

	Termination without Cause	1,837,500	41,059	1,127,820	3,006,379

	Qualifying Termination Following Change-in-Control	1,837,500	41,059	3,364,302	5,242,861

(a)
Cash severance payable upon a Qualifying Termination Following Change-in-Control assumes that the employment of the named executive officer was terminated on a change-in-control as a termination without cause or, as applicable, a constructive discharge.

(b)
Represents 18 months' reimbursement for continued health plan coverage in accordance with COBRA if elected by the executive officer.

(c)
Calculated using closing price of Wyndham Hotels common stock on the NYSE on December 31, 2019 of $62.81. This table assumes that all unvested equity awards to which the executive would be entitled vested on December 31, 2019. Upon a change-in-control, all grants made under our 2018 Equity and Incentive Plan fully vest and any performance conditions imposed with respect to awards are deemed to be fully achieved whether or not the executive's employment is terminated.

Accrued Pay.    The amounts shown in the table above do not include payments and benefits, including accrued salary and annual incentive compensation, to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment.

Deferred Compensation.    The amounts shown in the table do not include distributions of aggregate balances under the Officer Deferred Compensation Plan. Those amounts are shown in the Nonqualified Deferred Compensation Table above.

Covered Terminations.    The table assumes a termination of employment that is eligible for severance or other benefits under the terms of the named executive officers' employment agreement and our 2018 Equity and Incentive Plan.

•
A termination of an executive officer is for cause if it is for any of the following reasons: the executive's willful failure to substantially perform his or her duties as our employee (other than any such failure resulting from incapacity due to physical or mental illness); any act of fraud, misappropriation, dishonesty, embezzlement or similar conduct against us or the executive's conviction of a felony or any crime involving moral turpitude (which conviction, due to the passage of time or otherwise, is not subject to further appeal); the executive's gross negligence in the performance of his or her duties; or the executive purposefully or negligently makes (or has been found to have made) a false certification to us pertaining to our financial statements.

•
Under the employment agreements of Mr. Ballotti and Ms. Allen, a constructive discharge means the occurrence of any material breach or failure by us to fulfill our obligations under the executive's employment agreement; any material reduction in base salary or target award opportunity under our annual incentive plan; any material diminution in the executive's authority, duties or responsibilities; a required relocation of over fifty miles; our decision not to renew his or her employment agreement; or an acquiring company does not agree to assume the executive's employment agreement.

•
A without cause termination occurs if the executive's employment is terminated other than due to death, disability or for cause.

Acceleration of Equity Awards.    Upon a change-in-control as defined in our 2018 Equity and Incentive Plan, grants made to all eligible employees, including the named executive officers, under the plan fully vest and any performance conditions imposed with respect to awards are deemed to be fully achieved. Under the individual agreements for awards, all awards fully vest on the death or disability of the named executive officer. The table does not reflect a reduction in shares that would be withheld for taxes on vesting.

Under our 2018 Equity and Incentive Plan, a change-in-control generally means any person or persons (other than us, any fiduciary holding securities under a Company employee benefit plan or any of our subsidiaries) becomes the beneficial owner of 30 percent or more of our outstanding voting shares, a merger of Wyndham Hotels or any of our subsidiaries is consummated with another company, consummation of a plan of liquidation of the Company or at least 40 percent of our assets are sold (and following each of the foregoing events, a majority of our pre-change-in-control Board does not constitute a majority of the surviving or purchasing entity's board); or individuals who presently make up our Board or who become members of our Board with the approval of at least two-thirds of our existing Board (other than a new Director who assumes office in connection with an actual or threatened election contest) cease to be at least a majority of the Board.

Payments Upon Change-in-Control Alone.    For our named executive officers, severance payments in connection with a change-in-control are made only if the executive suffers a covered termination of employment. The table assumes that the employment of these executives was terminated on a change-in-control as a constructive discharge or termination without cause. Grants made under our 2018 Equity and Incentive Plan fully vest on a change-in-control whether or not the executive's employment is terminated.

2019 Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. As there has been no change in our employee population or compensation arrangements in the past year that we believe would significantly impact the pay ratio disclosure, we are using the same median employee identified for 2018. For purposes of determining our pay ratio for 2019, the median of the annual total compensation of all employees of our Company (other than our CEO) was $22,391 and the annual total compensation of our CEO was $6,732,826. Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees for 2019 was 301 to 1. This pay ratio disclosure is a reasonable estimate calculated in a manner consistent with SEC rules and guidance.

In determining our pay ratio, we combined all of the elements of our median employee's compensation for 2019 in accordance with the reporting requirements used for the Summary Compensation Table plus the value attributable to health benefits provided under our non-discriminatory benefit plans, resulting in the annual total compensation amount reported above. With respect to our CEO's annual total compensation, we used the amount reported in the Total column in the 2019 Summary Compensation Table above plus the value attributable to health benefits provided under our non-discriminatory benefit plans.1

Gender Pay Equity

At Wyndham Hotels, we are committed to advancing diversity and inclusion within the workplace, and diverse perspectives are a critical component of our business strategy. We strive to compensate all employees equitably without regard to gender, race or ethnicity. We recognize that the hiring, retention and advancement of women and other diverse team members at all levels, including in leadership positions, is another critical objective of our diversity and inclusion efforts. We analyze data and metrics regarding our workforce, including with respect to compensation, in order to measure the impact of our diversity and inclusion efforts and to inform us where we may need to take additional action.

Within our organization at the executive management level and above globally, we have achieved 100% gender pay equity comparing the median compensation of females versus males at this level, measured on an unadjusted basis, for 2019. For all employees below the executive management level globally, we have achieved 95% gender pay equity, comparing the median compensation of females versus males, measured on an unadjusted basis, for 2019. Consistent with our core values of acting with integrity, accountability and inclusiveness, we are committed to continuing our efforts to ensure equal pay for equal work.

Related Party Transactions

Wyndham Hotels is a party to an Aircraft Timesharing Agreement with a limited liability company owned by Mr. Holmes' immediate family (the "Holmes LLC") pursuant to which the Holmes LLC granted us the right to use the aircraft that it owns on a timesharing basis in accordance with, and subject to the reimbursement of certain operating costs and expenses as provided in, the federal

1
As permitted by SEC rules, the amount attributable to these health benefits ($13,964) is not included in our CEO's total compensation reported above in the 2019 Summary Compensation Table.

aviation regulations. We paid operating costs and expenses under this timesharing agreement of $410,578 for fiscal 2019. The Holmes LLC is solely responsible for the physical and technical operation of the aircraft, aircraft maintenance and the cost of maintaining aircraft liability insurance, as provided in the federal aviation regulations.

From time to time, Mr. Holmes has made passive investments in entities involved in the financing and development of hotel properties for which Wyndham Hotels serves as a franchisor or manager. In each case, Mr. Holmes owns less than 10% of the entity, possesses no substantive voting rights, is not a general partner, manager or executive of the entity and does not otherwise possess any control over the entity, except as noted below.

In November 2018, Mr. Holmes made a $5 million passive investment in an investment entity which is developing four hotel properties, equating to approximately 6% of the overall project capital. Mr. Holmes is entitled to 100% of cash available for distribution to the equity owners of the investment entity up to the return of his equity investment plus a preferred return (which was fully paid to him in 2019). Prior to his investment, Wyndham Hotels, in the ordinary course, had entered into franchise agreements for these properties and had committed to provide development advance notes of approximately $3 million in the aggregate (of which $2,126,000 was paid in 2019). Wyndham Hotels had also guaranteed $10 million of related third-party construction loans, which guaranties are no longer in effect. Wyndham Hotels has no direct or indirect equity interest in these properties.

In accordance with our Director Code of Conduct and Ethics, Mr. Holmes reviewed each investment transaction in advance with our Corporate Governance Committee Chair. In the future, Mr. Holmes may make similar investments or enter into similar transactions to support the financing and development of hotel properties franchised, managed or otherwise affiliated with Wyndham Hotels.

PROPOSAL NO. 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are asking our stockholders to cast a non-binding advisory vote to approve the compensation of our named executive officers described in the Compensation Discussion and Analysis and in the tabular and accompanying narrative disclosure regarding named executive officer compensation. We encourage you to read the Compensation Discussion and Analysis and the tables and narratives for the details on the 2019 compensation of our named executive officers. This advisory vote to approve named executive officer compensation allows stockholders to provide direct input on important issues relating to executive compensation.

Because your vote is advisory, it will not be binding upon or overrule any decisions of the Board, nor will it create or imply any additional fiduciary duty on the part of the Board. However, the Committee values the opinions expressed by stockholders in their vote on this proposal and will take into account the outcome of the vote when considering executive compensation arrangements in the future.

Executive Compensation Program

Our Compensation Strategy.    As discussed in the Compensation Discussion and Analysis, our executive compensation program is designed to:

•
support a high-performance environment by linking compensation with performance for the benefit of stockholders;

•
attract, motivate and retain key executives who are crucial to our long-term success;

•
provide our executives with market-competitive compensation consistent with comparable companies; and

•
support a long-term focus for our executives that aligns their interests with the interests of our stockholders.

Program Highlights.    As discussed in the Compensation Discussion and Analysis under Our Executive Compensation Program and Governance Align with Stockholder Interests, we employ a pay-for-performance approach and seek to ensure that our executive compensation program aligns with the interests of our stockholders, including:

•
Our annual incentive compensation program requires achievement of rigorous, profitability-based performance metrics designed to incentivize high performance and achievement of annual financial goals, thus enhancing value for our stockholders;

•
Our 2019 annual incentive compensation program included, in addition to a financial objective based on adjusted EBITDA, a strategic objective based on Global Net Room Growth, providing a specific incentive for our executives to achieve a core strategic goal that drives earnings;

•
Equity awards granted to our named executive officers, which constitute a majority of our executives' target annual total compensation and vest over multi-year periods, align the interests of our executives and stockholders; and

•
Commencing in 2019, our long-term incentive compensation program included a performance-based equity incentive award, the vesting of which is contingent upon achievement of premium performance goals based on an adjusted EBIT per share measured over a cumulative three-year period, incentivizing medium-term high performance and value growth for our stockholders. Our long-term incentive compensation program also includes stock options and RSUs, each subject to multi-year vesting to retain our executives and designed to align the interests of our executives and stockholders and to incentivize them to achieve strong financial performance and drive longer-term stock price appreciation.

Performance Highlights.    We believe our executive compensation program provides our named executive officers robust incentives to achieve strong strategic and financial performance. As discussed in the Compensation Discussion and Analysis, in 2019, we delivered solid financial and operational performance for our stockholders and returned significant capital to stockholders during our first full year as an independent publicly traded company.

Recommendation for Approval

For the reasons discussed above and in our Compensation Discussion and Analysis, the Board recommends that our stockholders vote in favor of the following resolution:

RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the named executive officers described in the Compensation Discussion and Analysis and the tabular and related narrative disclosure regarding named executive officer compensation included in this proxy statement pursuant to the compensation disclosure rules of the SEC.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

PROPOSAL NO. 4: RATIFICATION OF THE APPOINTMENT OF
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee selected Deloitte & Touche LLP ("Deloitte") as our independent registered public accounting firm to conduct an integrated audit of our consolidated financial statements and internal control over financial reporting for the year ending December 31, 2020. The Board seeks an indication from stockholders of their approval or disapproval of the Audit Committee's appointment of Deloitte as our independent registered public accounting firm ("auditor") for 2020. The Audit Committee will consider the outcome of our stockholders' vote in connection with the selection of our auditor but is not bound by the vote. If the appointment is not ratified, the Audit Committee will consider whether a different independent auditor should be selected.

Deloitte served as our auditor for 2019. No relationship exists between Deloitte and us other than the usual relationship between auditor and client. Representatives of Deloitte will be present at the annual meeting and available to respond to appropriate questions and will have the opportunity to make a statement if such representatives desire to do so.

Disclosure about Fees

For the year ended December 31, 2019, we engaged Deloitte to perform professional audit services for the integrated audit of our financial statements and internal control over financial reporting for the year ended December 31, 2019, as well as for other services during this period in the following categories and amounts. Prior to the spin-off effective June 1, 2018, Wyndham Worldwide paid any audit, audit-related, tax and other fees.

Type of Fees	2019	2018

Audit Fees	$3,166,000	$2,880,000
Audit-Related Fees	206,000	897,000
Tax Fees	1,020,000	874,000
All Other Fees	557,000	291,000

Total	$4,949,000	$4,942,000

In the above table, in accordance with the SEC's definitions and rules, Audit Fees represent fees billed for the integrated audit of our annual financial statements and internal control over financial reporting included in our Annual Report on Form 10-K for 2019 and 2018, review of interim financial statements included in our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2019 and 2018 and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements.

Audit-Related Fees represent fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, including due diligence services related to acquisitions and dispositions.

Tax Fees for 2019 represent $884,000 in fees billed for tax advice and tax planning, as well as tax due diligence related to acquisitions and dispositions, and $136,000 in fees for tax compliance, which may include the preparation of tax returns, tax refund claims and/or tax payment planning.

All Other Fees represent fees billed for any services not included in the first three categories, including permitted services primarily related to conducting operational quality assessments of property adherence with corporate brand standards.

 Pre-Approval of Audit and Non-Audit Services

Under the Audit Committee charter, the Audit Committee is responsible for the pre-approval of all audit and permissible non-audit services to be performed for us by our auditor. The Audit Committee maintains a policy regarding pre-approval of all audit and non-audit services provided by our auditor. Under the policy, the Audit Committee pre-approves on an annual basis certain audit, audit-related, tax and other services to be provided by our auditor. On an ongoing basis, management communicates specific projects and categories of service relating to audit, audit-related, tax and other services for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of the auditor.

The Audit Committee discusses with Deloitte the nature of the services being performed as well as considerations with respect to the independence of Deloitte. On a quarterly basis, management and Deloitte report to the Audit Committee regarding the actual fees incurred for all services provided by the auditor. For 2019, all of the audit, audit-related, tax and all other fees listed in the table above were pre-approved by the Audit Committee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
FOR THE ADOPTION OF THE PROPOSAL TO RATIFY THE APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appendix A

Non-GAAP Financial Information and Forward-Looking Statements

WYNDHAM HOTELS & RESORTS
NON-GAAP RECONCILIATIONS
(In millions)

The tables below reconcile certain non-GAAP financial measures. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the income statement of our consolidated financial statements in order to assist investors' understanding of the overall impact of such adjustments. We believe that adjusted EBITDA provides useful information to investors about us and our financial condition and results of operations because adjusted EBITDA is among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions and because adjusted EBITDA is frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry.

In addition to GAAP financial measures, we provide adjusted net income and adjusted EPS financial measures to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which may be recurring or non-recurring and which in our view do not necessarily reflect ongoing performance. We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. These supplemental disclosures are in addition to GAAP reported measures. These non-GAAP reconciliation tables should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

Reconciliation of Net Income to Adjusted EBITDA:

	Year Ended December 31,
	2019	2018

Net income	$157	$162
Provision for income taxes	50	61
Depreciation and amortization	109	99
Interest expense, net	100	60
Stock-based compensation expense	15	9
Impairment, net (a)	45	--
Contract termination costs (b)	42	--
Transaction-related expenses, net (c)	40	36
Separation-related expenses (d)	22	77
Transaction-related item (e)	20	--
Restructuring costs (f)	8	--
Foreign currency impact of highly inflationary countries (g)	5	3

Adjusted EBITDA (h)	$613	$507

(a)
Represents a non-cash charge associated with the termination of certain hotel-management arrangements.

(b)
Represents costs associated with the termination of certain hotel-management arrangements.

(c)
Primarily relates to costs incurred in connection with our acquisition of La Quinta.

(d)
Represents costs associated with our spin-off from Wyndham Worldwide.

(e)
Represents the one-time fee credit related to our agreement with CorePoint Lodging, which is reflected as a reduction to hotel management revenues on the income statement.

(f)
Represents a charge focused on enhancing our organizational efficiency and rationalizing our operations.

(g)
Relates to the foreign currency impact from hyper-inflation in Argentina, which is reflected in operating expenses on the income statement.

(h)
The impact from currency exchange movements was $(4) million during the twelve months ended December 31, 2019.

 WYNDHAM HOTELS & RESORTS
NON-GAAP RECONCILIATIONS (continued)
(In millions, except per share data)

Reconciliation of Net Income and Diluted EPS to Adjusted Net Income and Adjusted Diluted EPS:

	Year Ended December 31,
	2019	2018

Diluted EPS	$1.62	1.62
Net income	$157	162
Adjustments:
Impairment, net	45	--
Contract termination costs	42	--
Transaction-related expenses, net	40	36
Separation-related expenses	22	77
Transaction-related item	20	--
Restructuring costs	8	--
Foreign currency impact of highly inflationary countries	5	3
Acquisition-related amortization expense (a)	37	30

Total adjustments before tax	219	146
Income tax provision (b)	59	38

Total adjustments after tax	160	108

Adjusted net income	$317	270

Adjustments – EPS impact	1.66	1.09

Adjusted diluted EPS	$3.28	2.71

Diluted weighted average shares outstanding	96.6	99.8

(a)
Reflected in depreciation and amortization on the income statement.

(b)
Reflects the tax effects of the adjustments and, in 2019, includes a one-time $6 million benefit resulting from a change in our state income tax filing position due to our spin-off from Wyndham Worldwide.

 DEFINITIONS

Adjusted Net Income and Adjusted Diluted EPS:    Represents net income and diluted earnings per share excluding acquisition-related amortization, impairment charges, restructuring and related charges, contract termination costs, transaction-related items (acquisition-, disposition-, or separation-related) and foreign currency impacts of highly inflationary countries. We calculate the income tax effect of the adjustments using an estimated effective tax rate applicable to each adjustment.

Adjusted EBITDA:    Represents net income excluding interest expense, depreciation and amortization, impairment charges, restructuring and related charges, contract termination costs, transaction-related items (acquisition-, disposition-, or separation-related), foreign currency impacts of highly inflationary countries, stock-based compensation expense and income taxes. Adjusted EBITDA is a financial measure that is not recognized under U.S. GAAP and should not be considered as an alternative to net income or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, our definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

Average Daily Rate (ADR):    Represents the average rate charged for renting a lodging room for one day.

Average Occupancy Rate:    Represents the percentage of available rooms occupied during the period.

Constant Currency:    Represents a comparison eliminating the effects of foreign exchange rate fluctuations between periods (foreign currency translation) and the impact caused by any foreign exchange related activities (i.e., hedges, balance sheet remeasurements and/or adjustments).

Number of Rooms:    Represents the number of rooms at the end of the period which are (i) either under franchise and/or management agreements or Company-owned and (ii) properties under affiliation agreements for which we receive a fee for reservation and/or other services provided.

RevPAR:    Represents revenue per available room and is calculated by multiplying average occupancy rate by ADR.

Royalty Rate:    Represents the average royalty rate earned on our franchised properties and is calculated by dividing total royalties, excluding the impact of amortization of development advance notes, by total room revenues.

FORWARD-LOOKING STATEMENTS

This proxy statement contains "forward-looking statements" within the meaning of federal securities laws, including statements related to Wyndham Hotels' current views and expectations with respect to its future performance and operations, including revenues, earnings, cash flow and other financial and operating measures, share repurchases and dividends. Forward-looking statements include those that convey management's expectations as to the future based on plans, estimates and projections at the time Wyndham Hotels makes the statements and may be identified by words such as "will," "expect," "believe," "plan," "anticipate," "intend," "goal," "future," "outlook," "guidance," "target," "estimate," "projection" and similar words or expressions, including the negative version of such words and expressions. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of Wyndham Hotels to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement.

Factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, general economic conditions, the performance of financial and credit markets, the economic environment for the hospitality industry, operating risks associated with the hotel franchising and management businesses, the impact of war, terrorist activity or political strife, concerns with or threats of pandemics, contagious diseases or health epidemics including the effects of the COVID-19 pandemic, risks related to the acquisition of La Quinta and our relationship with CorePoint Lodging, risks related to our ability to obtain financing and the terms of such financing and the timing and amount of future share repurchases and dividends, as well as the risks described in Wyndham Hotels' most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and any subsequent reports filed with the Securities and Exchange Commission. Except as required by law, Wyndham Hotels undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, subsequent events or otherwise.

Appendix B

SECOND AMENDED & RESTATED CERTIFICATE OF INCORPORATION
OF
WYNDHAM HOTELS & RESORTS, INC.

Wyndham Hotels & Resorts, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify as follows:

  (1)   The name of the Corporation is Wyndham Hotels & Resorts, Inc. The Corporation filed its original certificate of incorporation (the "Original Certificate of Incorporation") with the Secretary of State of the State of Delaware on October 24, 2017 and filed an Amended and Restated Certificate of Incorporation (the "Amended and Restated Certificate of Incorporation") with the Secretary of State of the State of Delaware on May 31, 2018.

  (2)   This Second Amended and Restated Certificate of Incorporation of the Corporation (this "Second Amended and Restated Certificate of Incorporation") has been duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL, and was approved by the ~~written consent of the sole~~ stockholders of the Corporation in accordance with the provisions of Section 242~~8~~ of the DGCL.

  (3)   This Second Amended and Restated Certificate of Incorporation amends, restates and integrates the ~~Original~~Amended and Restated Certificate of Incorporation.

  (4)   Effective as of ~~11:58 P.M.~~[  •  ] Eastern ~~Daylight~~ Time on ~~May 31, 2018~~[  •  ], the text of the ~~Original~~Amended and Restated Certificate of Incorporation is amended and restated to read in its entirety as follows:

ARTICLE ONE

The name of the Corporation is Wyndham Hotels & Resorts, Inc.

ARTICLE TWO

The address of the registered office of the Corporation in the State of Delaware is 3411 Silverside Road, Tatnall Building #104, in the City of Wilmington, County of New Castle 19810. The name of its registered agent at that address is Corporate Creations Network Inc.

ARTICLE THREE

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.

ARTICLE FOUR

(1)    Authorized Capital Stock.    The total number of shares of stock which the Corporation shall have authority to issue is 606 million shares of capital stock, consisting of (a) 600 million shares of common stock, $0.01 par value per share (the "Common Stock") and (b) 6 million shares of preferred stock, $0.01 par value per share (the "Preferred Stock").

(2)    Common Stock.    The powers, preferences and rights, and the qualifications, limitations and restrictions of the Common Stock are as follows:

  (a)    Voting.    Each stockholder represented at a meeting of the stockholders shall be entitled to cast one (1) vote in person or by proxy for each share of the Common Stock entitled to vote thereat held by such stockholder.

  (b)    No Cumulative Voting.    The holders of shares of Common Stock shall not have cumulative voting rights.

  (c)    Dividends; Stock Splits.    Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Second Amended and Restated Certificate of Incorporation, as it may be amended from time to time, holders of shares of the Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

  (d)    No Preemptive or Subscription Rights.    No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

(3)    Preferred Stock.    The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be (a) subject to redemption at such time or times and at such price or prices; (b) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (c) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (d) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

ARTICLE FIVE

The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

  (1)   The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

  (2)   The Board of Directors shall consist of not less than three (3) or more than fifteen (15) members, the exact number of which shall be fixed, from time to time, exclusively pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board of Directors, and subject to the rights of the holders of Preferred Stock, if any, the exact number may be increased or decreased (but not to less than three (3) or more than fifteen (15)).

  (3)   From the effective date of ~~this~~the Amended and Restated Certificate of Incorporation (the "Effective Date") until the third annual meeting of stockholders following the Effective Date, and subject to the succeeding provisions of this Section (3) and Section (5) of this Article FIVE, the directors shall be divided into three classes designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of an equal number of directors and the allocation (including the initial allocation) of the directors among the three classes shall be determined by the Board of Directors. The initial Class I Directors shall serve for a term expiring at the first annual meeting of stockholders following the Effective Date; the initial Class II Directors shall serve for a term expiring at the second annual meeting of stockholders following the Effective Date; and the initial Class III Directors shall serve for a term expiring at the third annual meeting of stockholders following the Effective Date. Directors elected to replace initial Class I or initial Class II directors shall serve terms expiring at the third annual meeting of stockholders following the Effective Date. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director. From and including the third annual meeting of stockholders following the Effective Date, the classification of the Board of Directors shall terminate, and each director shall be elected to serve a term of one year, with each director's term to expire at the annual meeting of stockholders next following the director's election.

  (4)   A director shall hold office until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Directors need not be stockholders.

  (5)   Subject to the terms of any one or more classes or series of Preferred Stock, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director appointed in accordance with the preceding sentence shall hold office (a) if appointed prior to the third annual meeting of stockholders following the Effective Date, for a term that shall coincide with the remaining term of that class in which the new directorship was created or vacancy exists or (b) if appointed at or following the third annual meeting of stockholders following the Effective Date, for a term expiring at the next annual meeting of stockholders, and in each case shall serve until such director's successor shall have been elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, (x) prior to the third annual meeting of stockholders following the Effective Date, directors of the Corporation may be removed from office at any time only for cause and (y) from and including the third annual meeting of stockholders following the Effective Date, directors of the Corporation may be removed from office at any time with or without cause~~, provided that removal pursuant to clause (x) or (y) shall require the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the Corporation's then outstanding capital stock entitled to vote thereon~~. Notwithstanding the foregoing in this Article FIVE, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series, and such directors so elected shall not be divided into classes pursuant to this Article FIVE unless expressly provided by such terms.

  (6)   In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Second Amended and Restated Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

ARTICLE SIX

No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. If the DGCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or modification of this Article SIX shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

ARTICLE SEVEN

The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article SEVEN shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article SEVEN to directors and officers of the Corporation. The rights to indemnification and to the advancement of expenses conferred in this Article SEVEN shall not be exclusive of any other right which any person may have or hereafter acquire under this Second Amended and Restated Certificate of Incorporation, the By-Laws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise. Any repeal or modification of this Article SEVEN shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

ARTICLE EIGHT

Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is hereby specifically denied. Unless otherwise required by law or the terms of the resolution or resolutions adopted by the Board of Directors providing for the issuance of a class or series of Preferred Stock, special meetings of stockholders, for any purpose or purposes, may be called by either the (1) Chairman of the Board of Directors, if there be one, or (2) the Chief Executive Officer, and shall be called by the Chief Executive Officer at the request in writing made pursuant to a resolution of (a) a majority of the members of the Board of Directors or (b) a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers and authority include the power to call such meetings. Such request shall state the purpose or purposes of the proposed meeting. The ability of the stockholders to call a special meeting of stockholders is hereby specifically denied. At a special meeting of stockholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto).

ARTICLE NINE

Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

ARTICLE TEN

In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation's By-Laws. The affirmative vote of at least a majority of the entire Board of Directors shall be required to adopt, amend, alter or repeal the Corporation's By-Laws. The Corporation's By-Laws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least ~~eighty percent (80%)~~a majority of the voting power of the shares entitled to vote generally in the election of directors.

ARTICLE ELEVEN

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed in this Second Amended and Restated Certificate of Incorporation, the Corporation's By-Laws or the DGCL, and all rights herein conferred upon stockholders are granted subject to such reservation~~; provided, however, that, notwithstanding any other provision of this Amended and Restated Certificate of Incorporation (and in addition to any other vote that may be required by law), the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the shares entitled to vote generally in the election of directors shall be required to amend, alter, change or repeal, or to adopt any provision as part of this Amended and Restated Certificate of Incorporation inconsistent with the purpose and intent of Articles FIVE, SIX, SEVEN, EIGHT and TEN of this Amended and Restated Certificate of Incorporation or this Article ELEVEN.~~.

* * *

IN WITNESS WHEREOF, the Corporation has caused this Second Amended and Restated Certificate of Incorporation to be executed on its behalf by its duly authorized officer on this ~~31st~~[  •  ] day of ~~May, 2018~~[  •  ].

WYNDHAM HOTELS & RESORTS, INC.
By:	/s/ [•]
	Name:	[•]
	Title:	[•]

[Signature Page to the Second A&R Charter of Wyndham Hotels & Resorts, Inc.]

Appendix C

SECOND AMENDED AND RESTATED

BY-LAWS

OF

WYNDHAM HOTELS & RESORTS,  INC.

(hereinafter called the "Corporation")

ARTICLE I

OFFICES

Section 1.    Registered Office.    The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware. The name of the registered agent of the Corporation is Corporate Creations Network Inc.

Section 2.    Other Offices.    The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine.

Section 3.    Books and Records.    Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be maintained on any information storage device or method; provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.    Place of Meetings.    Meetings of the Stockholders shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. If no designation is made by the Board of Directors, the place of meeting shall be the principal executive offices of the Corporation. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the "DGCL") (or any successor provision thereto). Any Stockholder or proxy holder participating in the meeting of Stockholders by means of remote communication will be deemed to have been present in person and may vote at the meeting, subject to the conditions set forth in Section 211(a)(2) of the DGCL.

Section 2.    Annual Meetings.    The Annual Meeting of Stockholders for the election of directors shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of Annual Meeting of Stockholders. Any other proper business may be transacted at the Annual Meeting of Stockholders.

Section 3.    Special Meetings.    Unless otherwise required by law or by the certificate of incorporation of the Corporation, as amended and restated from time to time (the "Certificate of Incorporation"), Special Meetings of Stockholders, for any purpose or purposes, may be called either the (i) Chairman of the Board of Directors, if there be one, or (ii) the Chief Executive Officer, and shall be called by the Chief Executive Officer at the request in writing made pursuant to a resolution of (a) a majority of the members of the Board of Directors or (b) a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers and authority include the power to call such meetings. Such request shall state the purpose or purposes of the proposed meeting. The ability of the stockholders to call a Special Meeting of Stockholders is hereby specifically denied. At a Special Meeting of Stockholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto).

Section 4.    Notice.    Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a Special Meeting, the purpose or purposes for which the meeting is called, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed present in person and vote at such meeting. Unless otherwise required by law, written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to notice of and to vote at such meeting.

Section 5.    Adjournments.    Any meeting of the stockholders may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting in accordance with the requirements of Section 4 hereof shall be given to each stockholder of record entitled to notice of and to vote at the meeting.

Section 6.    Quorum.    Unless otherwise required by applicable law or the Certificate of Incorporation, the holders of a majority of the Corporation's capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 5 hereof, until a quorum shall be present or represented. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

Section 7.    Voting.    Unless otherwise required by law, the Certificate of Incorporation or these By-Laws, any question brought before any meeting of the stockholders, other than the election of directors, shall be decided by the vote of the holders of a majority of the total number of votes of the Corporation's capital stock represented and entitled to vote thereon, voting as a single class. Unless otherwise provided in the Certificate of Incorporation, each stockholder represented at a meeting of the stockholders shall be entitled to cast one (1) vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy as provided in Section 8 of this Article II. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of the stockholders, in such officer's discretion, may require that any votes cast at such meeting shall be cast by written ballot.

Section 8.    Proxies.    Each stockholder entitled to vote at a meeting of the stockholders may authorize another person or persons to act for such stockholder as proxy, but no such proxy shall be voted upon after three years from its date, unless such proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute a valid means by which a stockholder may grant such authority:

  (i)    A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder's authorized officer, director, employee or agent signing such writing or causing such person's signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

  (ii)   A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram or cablegram to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such telegram or cablegram, provided that any such telegram or cablegram must either set forth or be submitted with information from which it can be determined that the telegram or cablegram was authorized by the stockholder. If it is determined that such telegrams or cablegrams are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information on which they relied.

Any copy, facsimile telecommunication or other reliable reproduction of the writing, telegram or cablegram authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing, telegram or cablegram for any and all purposes for which the original writing, telegram or cablegram could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing, telegram or cablegram.

Section 9.    Consent of Stockholders in Lieu of Meeting.    Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called Annual or Special Meeting of Stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is hereby specifically denied.

Section 10.    List of Stockholders Entitled to Vote.    The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting either (i) at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held or (ii) during ordinary business hours, at the principal place of business of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 11.    Record Date.    In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of the stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 12.    Stock Ledger.    The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 10 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of the stockholders.

Section 13.    Conduct of Meetings.    The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the

Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.

Section 14.    Inspectors of Election.    In advance of any meeting of the stockholders, the Board of Directors, by resolution, the Chairman or the Chief Executive Officer shall appoint one or more inspectors to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of the stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector's ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by applicable law.

Section 15.    Nature of Business at Meetings of Stockholders.    No business may be transacted at an Annual Meeting of Stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the Annual Meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the Annual Meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 15 and on the record date for the determination of stockholders entitled to notice of and to vote at such Annual Meeting, (ii) who is entitled to vote at such Annual Meeting and (iii) who complies with the notice procedures set forth in this Section 15.

In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs; provided, further, that for the purpose of calculating the timeliness of stockholder notices for the first annual meeting of stockholders following the Effective Date, the date of the immediately preceding annual meeting shall be deemed to be May 17, 2018. In addition, to be timely, a stockholder's notice under this Section 15 must be further updated and supplemented by the stockholder giving notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the Annual Meeting (which update will be provided within five (5) business days of the record date) and as of the date that is ten (10) business days prior (which update will be provided no later than five (5) business days of such date) to the meeting or any adjournment or postponement thereof.

To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the Annual Meeting (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder or any Stockholder Associated Person (as defined below), (iv) a description of all arrangements or understandings between such stockholder or any Stockholder Associated Person and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder or any Stockholder Associated Person in such business, (v) a representation that such stockholder intends to appear in person or by proxy at the Annual Meeting to bring such business before the meeting, (v) any Additional Interests (as defined below) of such stockholder or any Stockholder Associated Person and (vi) any other information relating to such stockholder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

No business shall be conducted at the Annual Meeting of Stockholders except business brought before the Annual Meeting in accordance with the procedures set forth in this Section 15; provided, however, that, once business has been properly brought before the Annual Meeting in accordance with such procedures, nothing in this Section 15 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an Annual Meeting determines that business was not properly brought before the Annual Meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Section 16.    Nomination of Directors.    Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the right, if any, of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any Annual Meeting of Stockholders, or at any Special Meeting of Stockholders called for the purpose of electing directors, (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any stockholder of the Corporation (a) who is a stockholder of record on the date of the giving of the notice provided for in this Section 16 and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting, (b) who is entitled to vote at such meeting and (c) who complies with the notice procedures set forth in this Section 16.

In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an Annual Meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual

Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs; provided, further, that for the purpose of calculating the timeliness of stockholder notices for the first annual meeting of stockholders following the Effective Date, the date of the immediately preceding annual meeting shall be deemed to be May 17, 2018; and (ii) in the case of a Special Meeting of Stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the Special Meeting was mailed or public disclosure of the date of the Special Meeting was made, whichever first occurs. In addition, to be timely, a stockholder's notice under this Section 16 must be further updated and supplemented by the stockholder giving notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the Annual Meeting (which update will be provided within five (5) business days of the record date) and as of the date that is ten (10) business days prior (which update will be provided no later than five (5) business days of such date) to the meeting or any adjournment or postponement thereof.

To be in proper written form, a stockholder's notice to the Secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class or series and number of shares of capital stock (if any) of the Corporation which are owned beneficially or of record by the person, (d) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder and (e) a description of any Additional Interests of the person and a description of all arrangements or understandings between or among such stockholder or any Stockholder Associated Person, on the one hand, and the person and his or her respective affiliates and associates (as those terms are defined in Rule 12b-2 under the Exchange Act), or other persons acting in concert therewith, on the other hand; and (ii) as to the stockholder giving the notice (a) the name and record address of such stockholder, (b) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder or any Stockholder Associated Person, (c) a description of all arrangements or understandings between such stockholder or any Stockholder Associated Person and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (d) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, (e) any other information relating to such stockholder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder and (f) any Additional Interests of such stockholder or any Stockholder Associated Person. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. The Corporation may require any proposed director nominee to furnish such other information as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation for the term for which such proposed nominee is standing for election.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 16. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Section 17.    Certain Definitions.    For purposes of these By-Laws, a "Stockholder Associated Person" of any stockholder means (i) any "affiliate" or "associate" (as those terms are defined in Rule 12b-2 under the Exchange Act) of such stockholder, (ii) any beneficial owner of any stock or other securities of the Corporation owned of record or beneficially by such stockholder and (iii) any person acting in concert in respect of any matter involving the Corporation or its securities with such stockholder.

For purposes of these By-Laws, "Additional Interests" means, with respect to any stockholder, Stockholder Associated Person or proposed director nominee (i) any options, warrants, puts, calls, convertible securities, stock appreciation rights, or similar rights, obligations or commitments with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any capital stock or other securities of the Corporation or with a value derived in whole or in part from the value of any capital stock or other securities of the Corporation, whether or not such instrument, right, obligation or commitment shall be subject to settlement in the underlying capital stock or other securities of the Corporation (each a "Derivative Security"), which are, directly or indirectly, beneficially owned by such stockholder, Stockholder Associated Person or proposed director nominee, (ii) any arrangement or understanding, including any repurchase or similar so-called "stock borrowing" arrangement, engaged in, directly or indirectly, by such stockholder, Stockholder Associated Person or proposed director nominee, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of capital stock or other securities of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder, Stockholder Associated Person or proposed director nominee with respect to any capital stock or other securities of the Corporation, or that provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of any capital stock or other securities of the Corporation, (iii) a description of any other direct or indirect opportunity to profit or share in any profit (including any performance-based fees) derived from any increase or decrease in the value of capital stock or other securities of the Corporation, (vi) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder, Stockholder Associated Person or proposed director nominee has a right to vote any capital stock or other securities of the Corporation, (iv) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder, Stockholder Associated Person or proposed director nominee that are separated or separable from the underlying capital stock of the Corporation and (v) any proportionate interest in capital stock of the Corporation or Derivative Securities held, directly or indirectly, by a general or limited partnership in which such stockholder, Stockholder Associated Person or proposed director nominee is a general partner or, directly or indirectly, beneficially owns an interest in a general partner.

ARTICLE III

DIRECTORS

Section 1.    Number and Election of Directors.    The Board of Directors shall consist of not less than three (3) or more than fifteen (15) members, the exact number of which shall be fixed, from time to time, exclusively pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board of Directors, and subject to the rights of the holders of preferred stock, if any, the exact number may be increased or decreased (but not to less than three (3) or more than fifteen (15)). A director shall hold office until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Directors need not be stockholders. Except as otherwise provided by law, the Certificate of Incorporation, or these By-Laws, and subject to the rights of the holders of any series of preferred stock of the Corporation to elect directors under specified circumstances, directors shall be elected by a majority of the votes cast at at any meeting for the election of directors at which a quorum is present; provided that if the number of candidates properly nominated for election as directors exceeds the number of directors to be elected, a plurality of the votes cast thereat shall elect directors. For purposes of this Section, "a majority of the votes cast" means that the number of shares voted "for" a director must exceed the number of shares withheld from such director's election. If a director is not elected, the director shall promptly offer to resign from the Board of Directors. The Corporate Governance Committee of the Board of Directors shall make a recommendation to the Board of Directors as to whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors shall consider the Corporate Governance Committee's recommendation and, no later than one hundred twenty (120) days following the certification of the stockholder vote, shall act on the offered resignation. The Board of Directors will promptly publicly disclose its decision in a periodic or current report filed with the Securities and Exchange Committee in accordance with the requirements of the Exchange Act. The director who offers his or her resignation shall not participate in the Corporate Governance Committee's recommendation or the Board of Directors' decision.

Section 2.    Vacancies.    Subject to the terms of any one or more classes or series of preferred stock, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director appointed in accordance with the preceding sentence shall hold office (a) if appointed prior to the third Annual Meeting of Stockholders following May 31, 2018 (the "Effective Date"), for a term that shall coincide with the remaining term of that class in which the new directorship was created or vacancy exists or (b) if appointed at or following the third Annual Meeting of Stockholders following the Effective Date, for a term expiring at the next Annual Meeting of Stockholders, and in each case shall serve until such director's successor shall have been elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

Section 3.    Duties and Powers.    The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws required to be exercised or done by the stockholders.

Section 4.    Meetings.    The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman, if there be one, or the Chief Executive Officer. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, facsimile or telegram or other means of electronic communication on twenty-four (24) hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

Section 5.    Organization.    At each meeting of the Board of Directors, the Chairman of the Board of Directors, or, in his or her absence, a director chosen by a majority of the directors present, shall act as chairman. The Secretary of the Corporation shall act as secretary at each meeting of the Board of Directors. In case the Secretary shall be absent from any meeting of the Board of Directors, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 6.    Resignations of Directors.    Any director of the Corporation may resign at any time, by giving notice in writing to the Chairman of the Board of Directors, the Chief Executive Officer or the Secretary of the Corporation. Such resignation shall take effect at the time therein specified or, if no time is specified, immediately; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective.

Section 7.    Quorum.    Except as otherwise required by law or the Certificate of Incorporation, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

Section 8.    Actions of the Board by Written Consent.    Unless otherwise provided in the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

Section 9.    Meetings by Means of Conference Telephone.    Unless otherwise provided in the Certificate of Incorporation or these By-Laws, members of the Board of Directors of the Corporation, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 9 shall constitute presence in person at such meeting. The Board of Directors, in its sole discretion, may determine that a meeting shall be held solely by means of conference telephones or other communications equipment.

Section 10.    Committees.    The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep regular minutes and report to the Board of Directors when required.

Section 11.    Compensation.    The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary for service as director, payable in cash or securities. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for service as committee members.

Section 12.    Interested Directors.    No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because any such director's or officer's vote is counted for such purpose if: (i) the material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE IV

OFFICERS

Section 1.    General.    The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, President, a Secretary and a Treasurer. The Board of Directors, in its discretion, also may choose a Chairman of the Board of Directors (who must be a director) and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-Laws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.

Section 2.    Election.    The Board of Directors, at its first meeting held after each Annual Meeting of Stockholders, as necessary, shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and each officer of the Corporation shall hold office until such officer's successor is elected and qualified, or until such officer's earlier death, resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

Section 3.    Voting Securities Owned by the Corporation.    Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, President or any Vice President or any other officer authorized to do so by the Board of Directors and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 4.    Chairman of the Board of Directors.    The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. Except where by law the signature of the President or Chief Executive Officer is required, the Chairman of the Board of Directors shall possess the same power as the Chief Executive Officer to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the Chief Executive Officer, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the Chief Executive Officer, except that if the Chairman of the Board of Directors is absent or disabled, the Board of Directors shall authorize another officer to exercise all the powers and discharge all the duties of the Chief Executive Officer. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as may from time to time be assigned by these By-Laws or by the Board of Directors.

Section 5.    Vice Chairman of the Board of Directors.    The Vice Chairman of the Board of Directors, if there be one, shall assume all of the duties of the Chairman of the Board of Directors assigned by these By-Laws in the event of the absence or disability of the Chairman of the Board of

Directors. The Vice Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as may from time to time be assigned by these By-Laws or by the Board of Directors.

Section 6.    Chief Executive Officer.    The Chief Executive Officer shall, subject to the control of the Board of Directors and, if there be one, the Chairman of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-Laws, the Board of Directors or the Chief Executive Officer. In the absence or disability of the Chairman of the Board of Directors, or if there be none, the Chief Executive Officer shall preside at all meetings of the stockholders. The Chief Executive Officer shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by these By-Laws or by the Board of Directors.

Section 7.    President.    The President shall have such duties and responsibilities as from time to time may be assigned to him by the Chairman or the Board of Directors. The President shall be empowered to sign all certificates, contracts and other instruments of the Corporation, and to do all acts which are authorized by the Chairman or the Board of Directors, and shall, in general, have such other duties and responsibilities as are assigned consistent with the authority of a President of a corporation.

Section 8.    Vice Presidents.    Each Vice President shall have such powers and shall perform such duties as shall be assigned to him by the Board of Directors.

Section 9.    Secretary.    The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for committees of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the Chief Executive Officer may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest to the affixing by such officer's signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

Section 10.    Treasurer.    The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of the Treasurer and for the restoration to the Corporation, in case of the Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer's possession or under the Treasurer's control belonging to the Corporation.

Section 11.    Assistant Secretaries.    Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 12.    Assistant Treasurers.    Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of the Treasurer's inability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Assistant Treasurer and for the restoration to the Corporation, in case of the Assistant Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Assistant Treasurer's possession or under the Assistant Treasurer's control belonging to the Corporation.

Section 13.    Other Officers.    Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE V

STOCK

Section 1.    Uncertificated Shares.    Unless otherwise provided by resolution of the Board of Directors, each class or series of the shares of capital stock in the Corporation shall be issued in uncertificated form pursuant to the customary arrangements for issuing shares in such form. Shares shall be transferable only on the books of the Corporation by the holder thereof in person or by attorney upon presentment of proper evidence of succession, assignation or authority to transfer in accordance with the customary procedures for transferring shares in uncertificated form.

Section 2.    Dividend Record Date.    In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 3.    Record Owners.    The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

Section 4.    Transfer and Registry Agents.    The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors.

ARTICLE VI

NOTICES

Section 1.    Notices.    Whenever written notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, such notice may be given either personally by mail, facsimile, telegraph or other means of electronic communication or by other lawful means. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to such director, member of a committee or stockholder, at such person's address as it appears on the records of the Corporation, with postage thereon prepaid. If notice be by facsimile, telegram, or other means of electronic communication, such notice shall be deemed to be given at the time provided in the General Corporation Law of the State of Delaware ("DGCL"). Such further notice shall be given as may be required by law.

Section 2.    Waivers of Notice.    Whenever any notice is required by applicable law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any Annual or Special Meeting of Stockholders or any regular or special meeting of the directors or members of a committee of directors need be specified in any written waiver of notice unless so required by law, the Certificate of Incorporation or these By-Laws.

ARTICLE VII

GENERAL PROVISIONS

Section 1.    Dividends.    Dividends upon the capital stock of the Corporation, subject to the requirements of the DGCL and the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting of the Board of Directors (or any action by written consent in lieu thereof in accordance with Section 8 of Article III hereof), and may be paid in cash, in property, or in shares of the Corporation's capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 2.    Disbursements.    All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 3.    Fiscal Year.    The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 4.    Corporate Seal.    The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII

INDEMNIFICATION

Section 1.    Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation.    Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

Section 2.    Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation.    Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3.    Authorization of Indemnification.    Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or

(ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

Section 4.    Good Faith Defined.    For purposes of any determination under Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person's conduct was unlawful, if such person's action was based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be.

Section 5.    Indemnification by a Court.    Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 1 or Section 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

Section 6.    Expenses Payable in Advance.    Expenses (including attorneys' fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VIII. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

Section 7.    Nonexclusivity of Indemnification and Advancement of Expenses.    The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, these By-Laws, any statute, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 1 and Section 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or Section 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent permitted by the DGCL.

Section 8.    Insurance.    The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VIII.

Section 9.    Certain Definitions.    For purposes of this Article VIII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. The term "another enterprise" as used in this Article VIII shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. For purposes of this Article VIII, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VIII.

Section  10.    Survival of Indemnification and Advancement of Expenses.    The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 11.    Limitation on Indemnification.    Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 of this Article VIII), the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

Section 12.    Indemnification of Employees and Agents.    The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation.

ARTICLE IX

AMENDMENTS

Section 1.    Amendments.    In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation's By-Laws. The affirmative vote of at least a majority of the entire Board of Directors shall be required to adopt, amend, alter or repeal the Corporation's By-Laws. The Corporation's By-Laws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least ~~eighty percent (80%)~~a majority of the voting power of the shares entitled to vote at an election of directors.

Section 2.    Entire Board of Directors.    As used in this Article IX and in these By-Laws generally, the term "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies.

ARTICLE X

FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or, to the fullest extent permitted by law, employee or agent of the Corporation to the Corporation or the Corporation's stockholders, or a claim of aiding and abetting any such breach of fiduciary duty, (c) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation or these By-Laws, or (d) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware. If the Court of Chancery of the State of Delaware lacks jurisdiction over such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another court of the State of Delaware or, if no court of the State of Delaware has jurisdiction, then the federal district court for the District of Delaware. To the fullest extent permitted by applicable law, any person who, or entity that, holds, purchases or otherwise acquires an interest in stock of the Corporation shall be deemed to have consented to the personal jurisdiction of the Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, another court of the State of Delaware, or if no court of the State of Delaware has jurisdiction, the federal district court for the District of Delaware) in any proceeding brought to enjoin any action by that person or entity that is inconsistent with the exclusive jurisdiction provided for in this By-Law. To the fullest extent permitted by applicable law, if any action the subject matter of which is within the scope of this By-Law is filed in a court other than as specified above in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the Court of Chancery of the State of Delaware, another court in the State of Delaware or the federal district court in the District of Delaware, as appropriate, in connection with any action brought in any such court to enforce this By-Law and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder's counsel in the action as agent for such stockholder.

If any provision or provisions of this Article X shall be held to be invalid, illegal or unenforceable as applied to any person or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision(s) with respect to any other person and in any other circumstance and of the remaining provisions of this Article X (including, without limitation, each portion of any sentence of this Article X containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable as to such person or circumstance) and the application of such provision to other persons and circumstances shall not in any way be affected or impaired thereby.

VIEW MATERIALS & VOTE w SCAN TO WYNDHAM HOTELS & RESORTS, INC. C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS P.O. BOX 1342 BRENTWOOD, NY 11717 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time the day before the meeting date for shares held directly and by 11:59 p.m. Eastern Time three days before the meeting date for shares held in the Savings Plan (as defined below). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time the day before the meeting date for shares held directly and by 11:59 p.m. Eastern Time three days before the meeting date for shares held in the Savings Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E92200-P32862 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. WYNDHAM HOTELS & RESORTS, INC. The Board of Directors recommends you vote FOR the election of each Class II Director nominee: For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! ! ! Nominees: 1. 01) 02) 03) Myra J. Biblowit Bruce B. Churchill Pauline D.E. Richards The Board of Directors recommends you vote FOR Proposals 2a and 2b: For Against Abstain 2. To vote on amendments to our Amended and Restated Certificate of Incorporation ("Certificate of Incorporation") to eliminate supermajority voting requirements relating to: 2a. amendments to our Certificate of Incorporation and Amended and Restated By-Laws and ! ! For ! ! Against ! ! Abstain 2b. the removal of Directors The Board of Directors recommends you vote FOR Proposal 3: 3. To vote on an advisory resolution to approve our executive compensation program ! For ! Against ! Abstain The Board of Directors recommends you vote FOR Proposal 4: 4. To vote on a proposal to ratify the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for fiscal year 2020 ! ! ! NOTE: To transact any other business that may be properly brought before the meeting or any adjournment or postponement of the meeting. NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 2019 Annual Report to Stockholders are available at www.proxyvote.com. E92201-P32862 WYNDHAM HOTELS & RESORTS, INC. Annual Meeting of Stockholders May 12, 2020 11:30 AM This proxy is solicited by the Board of Directors The undersigned hereby appoints Geoffrey A. Ballotti and Paul F. Cash, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side, all the shares of Wyndham Hotels & Resorts, Inc. common stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of Wyndham Hotels & Resorts, Inc. to be held on May 12, 2020, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting. Wyndham Hotel Group Employee Savings Plan Voting Instructions When casting your vote, you are directing the trustee of the Wyndham Hotel Group Employee Savings Plan (the "Savings Plan") to vote the Wyndham Hotels & Resorts, Inc. shares credited to the account under the Savings Plan as of the Record Date of March 17, 2020, in accordance with your instructions and in accordance with the judgment of the trustee upon such other business as may properly come before the meeting and any adjournments or postponements thereof. In addition, you are also affecting the way the trustee will vote shares held in the Savings Plan as of the Record Date of March 17, 2020 that have not been voted by other participants. The trustee will vote these shares in the same proportion as those shares for which timely voting instructions are received. This proxy will be voted as directed by signature on the reverse side, or if no direction is indicated, will be voted in accordance with the recommendation of the Board of Directors specified on the reverse. Continued and to be signed on reverse side